UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

TrueCar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

225 Santa Monica Blvd., 12th Floor
Santa Monica, California 90401
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 8:30 a.m. Pacific Time on Thursday, May 22, 2025
Dear TrueCar Stockholders:
We are pleased to invite you to attend our 2025 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held on Thursday, May 22, 2025 at 8:30 a.m. Pacific Time. At the Annual Meeting, we will ask you to consider the following proposals as more fully described in the accompanying proxy statement:
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To elect one Class II director to serve until the 2028 annual meeting of stockholders or until a successor is duly elected and qualified;

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To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

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To approve, on an advisory basis, the fiscal year 2024 compensation of our named executive officers; and

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To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on March 27, 2025 as the record date for the Annual Meeting. Only stockholders of record as of March 27, 2025 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The Annual Meeting will be a completely virtual meeting of stockholders. All stockholders are cordially invited to attend the Annual Meeting by live webcast. You will not be able to attend the Annual Meeting in person. As described in more detail in the accompanying proxy statement, our board of directors believes that holding a virtual stockholder meeting facilitates attendance, increases participation and communication and offers significant time and cost savings to us and our stockholders and therefore has chosen this over an in-person meeting. To participate, vote or submit questions during the Annual Meeting by live webcast, please visit www.virtualshareholdermeeting.com/True2025.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we are once again pleased to provide our stockholders access to our proxy materials on the internet at http://materials.proxyvote.com/89785L rather than in paper form. The Notice of Internet Availability, which contains instructions on how to access the proxy materials and our 2024 Annual Report to Stockholders, is first being given or sent on or about April 8, 2025 to our stockholders entitled to vote at the Annual Meeting. Our stockholders will also have the ability to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.
The stockholder list will also be available during the Annual Meeting at
www.virtualshareholdermeeting.com/True2025. Instructions on how stockholders of record can view the stockholder list during the Annual Meeting are posted at www.virtualshareholdermeeting.com/True2025.
Your vote is important. Whether or not you plan to attend the Annual Meeting by live webcast, we urge you to submit your vote on the internet or by telephone or mail to ensure your shares are represented. For specific instructions on how to vote your shares, please refer to the section entitled “General Information” and the instructions on the Notice of Internet Availability. For additional instructions on voting by telephone or the internet, please refer to your proxy card. Voting by proxy does not deprive you of your right to attend the virtual meeting and to vote your shares at the virtual meeting. Please vote as soon as possible.
Sincerely,
/s/ Jantoon E. Reigersman

Jantoon E. Reigersman
President and Chief Executive Officer
Santa Monica, California
April 8, 2025

TrueCar, Inc.
PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 22, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2025: This proxy statement, along with the 2024 Annual Report to Stockholders, is available at the following website: http://materials.proxyvote.com/89785L.
By furnishing a Notice of Internet Availability and providing access to our proxy materials on the internet, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Notice of Internet Availability will also provide instructions on how you may request electronic or paper delivery of future proxy materials. If you choose to receive electronic delivery of future proxy materials, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic or paper delivery will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic delivery, which will (i) allow us to provide you with the information you need in a more timely manner, (ii) reduce printing and mailing documents to you and (iii) conserve natural resources.

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PROXY STATEMENT
GENERAL INFORMATION
Q: Why am I receiving these materials?
A: The board of directors of TrueCar, Inc., which we refer to as the Board, is furnishing this proxy statement to you. It contains information related to our 2025 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held on Thursday, May 22, 2025 beginning at 8:30 a.m. Pacific Time and at any postponements or adjournments thereof. You can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/True2025, where you will be able to participate, submit questions and vote online. References in this proxy statement to “we,” “us,” “our,” “the Company” or “TrueCar” refer to TrueCar, Inc.
Q: What is included in these materials?
A: These materials include this proxy statement for our Annual Meeting of Stockholders and our Annual Report for the year ended December 31, 2024, which we refer to as the Annual Report. We first made these materials available to you on the internet on April 8, 2025. Our principal executive offices are located at 225 Santa Monica Blvd., 12th Floor, Santa Monica, CA 90401, and our telephone number is (800) 200-2000. We maintain a website at www.TrueCar.com. The information on our website is not a part of this proxy statement.
Q: What matters will stockholders vote on at the Annual Meeting?
A: Stockholders will vote on the following matters at the Annual Meeting:
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to elect Faye Iosotaluno as a Class II director to serve until the 2028 annual meeting of stockholders or until her successor is duly elected and qualified;

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to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

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to approve, on an advisory basis, the fiscal year 2024 compensation of our named executive officers; and

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to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q: How does the Board recommend that I vote on these proposals?
A: The Board recommends a vote:
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FOR the election of Faye Iosotaluno as a Class II director;

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FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

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FOR the approval of the advisory resolution to approve the fiscal year 2024 compensation of our named executive officers.

Q: Who is making this solicitation?
A: The proxy for the Annual Meeting is being solicited by and on behalf of TrueCar by the Board.
Q: Who pays for the proxy solicitation process?
A: TrueCar will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or electronic communications. None of these individuals

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will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. Further, we may engage a proxy solicitor to assist in the solicitation of proxies and to provide related advice and support depending on a variety of factors, including preliminary voting results.
Q: Who may vote at the Annual Meeting?
A: Stockholders of record as of the close of business on March 27, 2025, which we refer to as the Record Date, are entitled to receive notice of, attend online and vote by live webcast at the Annual Meeting. Each share of our common stock is entitled to one vote on each matter. As of the Record Date, there were 87,516,237 shares of our common stock issued and outstanding, held by 103 holders of record.
Q: Why is TrueCar conducting the Annual Meeting as an exclusively virtual, online meeting?
A: We have conducted exclusively virtual annual meetings each year since 2016. We believe that by holding our annual meetings virtually, we afford our stockholders the opportunity to more easily participate in our annual meetings. The virtual format allows stockholders to communicate with us before and during the meeting so that they can ask questions of our Board or management. At the same time, we believe that holding the Annual Meeting solely on the internet facilitates stockholder attendance and will increase stockholder participation and communication by enabling each stockholder to interact with us fully and equally, in real time, from any location around the world at no cost. A virtual annual meeting also makes it possible for more stockholders (regardless of the size of their holdings or their resources or physical location) to have direct access to information more quickly while offering us and our stockholders significant time and cost savings.
Q: What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A: Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record of those shares, and we sent these proxy materials directly to you.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and that organization forwarded these proxy materials to you. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.
Q: If I am a stockholder of record of TrueCar shares, how do I vote?
A: If you are a stockholder of record, there are four ways to vote:
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On the Internet.   You may vote by proxy on the internet by following the instructions found on the proxy card.

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By Telephone.   You may vote by proxy by calling the toll free number on the proxy card.

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By Mail.   You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

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During the Meeting.   You may vote during the Annual Meeting live on the internet by following the instructions posted at www.virtualshareholdermeeting.com/True2025.

The internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 21, 2025.
Q: If I am a beneficial owner of shares held in street name, how do I vote?
A: If you are a beneficial owner of shares held in street name, you should have received from your broker, bank or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained

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PROXY STATEMENT
in a “vote instruction form” sent by the broker, bank or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:
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On the Internet.   You may vote by proxy on the internet by following the instructions found on the vote instruction form your broker, bank, trustee or nominee provides you. Additional Instructions can be found at www.virtualshareholdermeeting.com/True2025.

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By Telephone.   You may vote by proxy by calling the toll free number found on the vote instruction form your broker, bank, trustee or nominee provides you.

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By Mail.   You may vote by proxy by filling out the vote instruction form and returning it in the envelope your broker, bank, trustee or nominee provides you.

Q: If I submit a proxy, how will it be voted?
A: If you submit proxies that are properly dated, executed and returned, we will vote the shares represented by them at the Annual Meeting in accordance with your instructions. If the proxies do not contain specific instructions, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”
Q: What should I do if I get more than one proxy or voting instruction card?
A: Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which they hold shares. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote all of the proxy cards and in accordance with all of the voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.
Q: Can I change my vote or revoke my proxy?
A: You may change your vote or revoke your proxy at any time before the vote is taken at the Annual Meeting.
If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary, Jeffrey Swart, at TrueCar, Inc., 225 Santa Monica Blvd., 12th Floor, Santa Monica, California 90401 before your shares are voted or (3) attending the virtual Annual Meeting and voting by live webcast. Attending the Annual Meeting by live webcast will not cause your previously granted proxy to be revoked unless you specifically so request or vote by following the instructions on the live webcast site during the Annual Meeting.
For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided.
Q: How do I participate in the Annual Meeting on the internet?
A: Any stockholder may listen to the Annual Meeting and participate by live webcast at www.virtualshareholdermeeting.com/True2025. The webcast will begin at 8:30 a.m. Pacific time on May 22, 2025, and stockholders may vote and submit questions during the Annual Meeting by live webcast. To enter the meeting, please have available your 16-digit control number (which can be found on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, your proxy card). If you do not have your 16-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting. Instructions on how to connect to and participate in the Annual Meeting on the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/True2025.

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PROXY STATEMENT
Q: How many shares must be present or represented to conduct business at the Annual Meeting?
A: At the Annual Meeting, the presence virtually or by proxy of a majority of the aggregate voting power of the stock issued, outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or are a stockholder or registered beneficial owner and attend the Annual Meeting by live webcast, your shares will be counted in determining whether there is a quorum, even if you wish to abstain from voting on some or all of the matters before the meeting.
Q: What is the voting requirement to approve each of the proposals?
A: With respect to Proposal One, the election of a director, the director will be elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the nominee receiving the highest number of affirmative votes will be elected as a Class II director to serve until the 2028 annual meeting of stockholders or until a successor is duly elected and qualified. Abstentions, votes withheld, and broker non-votes will have no effect on the outcome of the vote.
For Proposal Two, the ratification of the appointment of our independent registered public accounting firm and Proposal Three, the advisory vote to approve named executive officer compensation, the affirmative vote of a majority of shares present virtually or represented by proxy and entitled to vote on the proposal is required to approve each proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposals and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
Q: What are broker non-votes?
A: Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter — Proposal Two, the ratification of the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on Proposals One or Three.
Q: Who will tabulate the votes?
A: A representative of the Carideo Group will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.
Q: What is the deadline to propose actions for consideration at next year’s annual meeting or to nominate individuals to serve as directors?
A: Stockholder Proposals:   Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 9, 2025. If we hold our 2026 annual meeting more than 30 days before or after May 22, 2026 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received to be considered for inclusion in our proxy statement for that annual meeting under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

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PROXY STATEMENT
Stockholder proposals should be addressed to:
TrueCar, Inc.
Attn: Jeffrey Swart, Corporate Secretary
225 Santa Monica Blvd., 12th Floor
Santa Monica, California 90401
Our amended and restated bylaws, which we refer to as our Bylaws, also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) described in our proxy materials for the meeting, (2) brought by or at the direction of our Board or (3) brought by a stockholder of record (both when the stockholder provides proper written notice of the proposal and on the record date for the annual meeting) who has timely complied with the notice procedures set forth in our Bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under our Bylaws and applicable law. To be timely for our 2026 annual meeting, our Corporate Secretary must receive the written notice at our principal executive offices:
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not earlier than the close of business on January 23, 2026, and

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not later than the end of the day on February 22, 2026.

If we hold our 2026 annual meeting more than 30 days before or more than 60 days after May 22, 2026 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:
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not earlier than the close of business on the 120th day before the annual meeting, and

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not later than the close of business on the later of (i) the 90th day before the annual meeting and (ii) the tenth day after the first public announcement of the date of the annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must comply with all of the requirements set forth in Section 2.4(i) of our Bylaws as to each matter of business the stockholder intends to bring before the annual meeting.
Nomination of Director Candidates:   In addition, our Bylaws permit certain stockholders to nominate directors for election at an annual meeting. To be eligible, a stockholder must (i) timely comply with the notice procedures set forth in our Bylaws, and (ii) be a stockholder of record as of the date notice of the nomination is given and as of the record date for the annual meeting.
To be in proper written form, a stockholder’s notice to the Company’s Corporate Secretary must comply with all of the requirements set forth in Rule 14a-19(b) of the Exchange Act and Section 2.4(ii) of our Bylaws. The charter of the nominating and corporate governance committee of the Board requires the committee to consider nominations of director candidates validly made by our stockholders in accordance with the provisions of our Bylaws.
To be timely for our 2026 annual meeting, our Corporate Secretary must receive the written notice at our principal executive offices:
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not earlier than the close of business on January 23, 2026, and

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not later than the end of the day on February 22, 2026.

If we hold our 2026 annual meeting more than 30 days before or more than 60 days after May 22, 2026 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:
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not earlier than the close of business on the 120th day before the annual meeting, and

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not later than the close of business on the later of (i) the 90th day before the annual meeting and (ii) the tenth day after the first public announcement of the date of the annual meeting.

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PROXY STATEMENT
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 23, 2026.
Finally, as described in more detail under “Executive Officers, Directors and Corporate Governance — Board Committees — Nominating and Corporate Governance Committee,” our nominating and corporate governance committee will consider certain nominations made by stockholders holding at least one percent of the fully diluted capitalization of TrueCar continuously for at least 12 months.
Q: I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A: The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”
Brokers with account holders who are TrueCar stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or you notify your broker or TrueCar that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, TrueCar, Inc., 225 Santa Monica Blvd., 12th Floor, Santa Monica, California 90401 or (3) contact our Investor Relations department by email at investors@truecar.com or by phone at (800) 200-2000, extension 8771. Stockholders who currently receive multiple copies of the proxy statement or Annual Report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q: What if I need to change my mailing address?
A: You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 373-6374 (in the United States) or (781) 575-2879 (outside the United States) or by email at web.queries@computershare.com if you need to change your mailing address.

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PROXY STATEMENT
EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE
GOVERNANCE
Executive Officers and Directors
The following table sets forth the names, ages and positions of our executive officers and directors as of March 31, 2025:
Name	Age	Position
Executive Officers
Jantoon E. Reigersman	43	President and Chief Executive Officer, and a Director
Oliver M. Foley	40	Chief Financial Officer
Jill S. Angel	54	Chief Operating Officer
Jeffrey J. Swart	57	Executive Vice President, General Counsel and Secretary
Jay J. Ku	42	Chief Revenue Officer
Non-Employee Directors
Robert E. Buce	76	Director
Barbara A. Carbone	66	Director and Chair of the Board
Brendan L. Harrington	54	Director
Faye M. Iosotaluno	45	Director
Diego A. Rodriguez	55	Director

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PROXY STATEMENT
Executive Officers
Jantoon E. Reigersman has served as our President, Chief Executive Officer since June 2023 and as a member of our Board since July 2023. From March 2022 to June 2023, Mr. Reigersman served as our Chief Operating Officer and from January 2021 to February 2023, Mr. Reigersman served as our Chief Financial Officer. From December 2017 to May 2020, Mr. Reigersman served as the Chief Financial Officer of Leaf Group, Ltd., a diversified internet, media and e-commerce company and from January 2014 until joining Leaf, he served as Chief Financial Officer of Ogin, Inc., a clean technology company. Prior to Ogin, Mr. Reigersman was an associate in the Special Situations Group at Goldman Sachs and an analyst at Morgan Stanley. Mr. Reigersman holds an M.S. and a B.S. in International Business Administration from the Rotterdam School of Management at Erasmus University, a Masters in International Management from the École des Hautes Études Commerciales de Paris and is a graduate of the General Management Program at the Harvard Business School.
We believe that Mr. Reigersman is qualified to serve as a member of our Board because of his substantial operational, financial and business strategy expertise.
Oliver M. Foley has served as our Chief Financial Officer since October 2023. From October 2022 until he joined us, Mr. Foley served as the Head of Finance of Flexcar, LLC, a vehicle subscription company, and was Regional General Manager at Flexcar from January 2022 to September 2022. Before joining Flexcar, Mr. Foley was the Vice President of Strategy, Society6 at Leaf Group, Ltd., a diversified internet, media and e-commerce company, from December 2018 to January 2022. He is also a co-founder of Halo Energy, LLC, a wind turbine company, where he served as an executive from May 2017 to November 2018. Prior to that, he held various finance and business development roles at Ogin, Inc., a clean technology company. Mr. Foley holds a B.A. in History & Economics from Davidson College and a Master of Business Administration from the Tuck School of Business at Dartmouth University.
Jill S. Angel has served as our Chief Operating Officer since August 2024. From April 2022 to August 2024, Ms. Angel served as our Chief People Officer. From November 2015 until she joined us, Ms. Angel was Executive Vice President, People at Leaf Group. Prior to Leaf Group, she served as Vice President of Operations with Saatchi Art, subsequently acquired by Leaf Group, and held operations roles with Cocodot and Swirl. Prior to that, Ms. Angel held e-commerce roles with GSI Commerce Solutions and customer service and finance roles with DHL and Airborne Express. Ms. Angel holds a B.A. in Business Management from the University of Phoenix.
Jeffrey J. Swart has served as our Executive Vice President, General Counsel and Secretary since July 2017. From January 2016 to July 2017, Mr. Swart served as our Senior Vice President, General Counsel and Secretary and he served as our Senior Vice President & Deputy General Counsel from April 2014 until December 2015. From May 1998 until he joined us, Mr. Swart practiced law at the law firm of Alston & Bird LLP, where he was a litigation partner. Prior to joining Alston & Bird, Mr. Swart served for two years as a law clerk to Judge Edward Carnes of the United States Court of Appeals for the Eleventh Circuit. Mr. Swart has substantial experience in complex commercial litigation. Mr. Swart holds a J.D. from the Emory University School of Law and a B.B.A. from the Goizueta Business School at Emory University.
Jay J. Ku has served as our Chief Revenue Officer since October 2023. From February 2023 to October 2023, Mr. Ku served as our Chief Commerce Officer. From March 2021 to December 2022, Mr. Ku served as the Executive Vice President and Chief Commerce Officer of Nogin, a tech-enabled marketing and e-commerce agency. From May 2017 until joining Nogin, he served as Senior Vice President of Leaf Group, a diversified internet, media and e-commerce company. Prior to joining Leaf, Mr. Ku served as Senior Vice President, Partnerships and Marketing at Participant Media, a film production company, from January 2016 to May 2017 and as Vice President, Partnerships from January 2014 to December 2015. Mr. Ku holds a B.A. from Harvard University.

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Board of Directors
Our Board consists of a highly experienced group of directors with a diversity of skills and backgrounds. This diversity of skills enables the Board to provide guidance to the Company from a multi-faceted and nuanced perspective. The nominating and corporate governance committee of the Board, or nominating committee, regularly assesses the experience, skills and other attributes of our directors. We have also engaged outside advisors to assist the nominating committee in identifying and considering the specific experiences, skills and attributes that may be appropriate or desirable to have represented on the Board by new directors in the future. The below table highlights what we believe to be the top skills or qualifications relevant to their oversight of the Company exhibited by each member of our current Board.
Skills	Bob Buce	Barbara Carbone	Brendan Harrington	Faye Iosotaluno	Jantoon Reigersman	Diego Rodriguez
Executive Leadership			•	•	•	•
CFO Experience	•				•
Financial and Audit	•	•
Automotive Industry	•		•
Digital Marketplace				•		•
Product Development and Information Security			•			•
M&A, Corporate Development and Investor Relations		•		•	•
Human Capital Management and Compensation		•
Digital and Brand Marketing			•	•		•
Public Company Governance and Risk Management	•	•			•
Skills	Value to TrueCar
Executive Leadership	Serving in a leadership role of an enterprise-scale organization enhances the Board’s ability to advise our CEO and provide effective oversight of management, corporate strategy and culture.
CFO Experience	The experience that comes from serving as a CFO provides insight into our financial performance, reporting requirements, investor relations and transactions into which we may enter.
Financial and Audit	We engage in complex financial transactions and are required to adhere to financial reporting requirements and controls.
Automotive Industry	Relevant automotive industry experience provides insight into both dealers and consumers, which is important in evaluating the Company’s products and strategy.
Digital Marketplace	Experience in managing the supply/demand complexity of digital marketplaces is valuable to maintaining and improving our core product and in developing new products, such as TrueCar+.
Product Development and Information Security	We continue to develop and introduce new digital products and product features, including in connection with the rollout of TrueCar+, while managing information security and cybersecurity risk.
M&A, Corporate Development and Investor Relations	We engage in complex transactions such as acquisitions, divestitures and investments. Experience in investor relations guides our management when communicating with stockholders.

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Skills	Value to TrueCar
Human Capital Management and Compensation	Helps us attract, integrate and retain talent and develop the capabilities of our employees.
Digital and Brand Marketing	Effective marketing helps us attract and convert customers and establish a trusted name in our competitive industry.
Public Company Governance and Risk Management	Provides our management team with relevant advice and leadership. Our Board plays an important role in risk oversight.
Robert E. Buce has served as a member of our Board since April 2005. Mr. Buce served as our Executive Vice President and Chief Financial Officer from September 2005 to September 2008. Prior to joining us, Mr. Buce founded and served as Chief Financial Officer and a senior member of the management team of Build-To-Order, Inc., an automotive company focused on modularized outsourced manufacturing of vehicles. Prior to Build-To-Order, Mr. Buce held a variety of senior management positions, including Managing Partner at KPMG LLP and Managing Director at BearingPoint, Inc., a related consulting firm. Mr. Buce also served on the board of directors of KPMG LLP from March 1991 to November 1995. Since July 2000, Mr. Buce has served as chairman of PalisadesHoldings, a sole proprietorship providing independent advisory assistance to a variety of technology services and consumer products and services commercial enterprises. From 2011 to 2013, Mr. Buce served on the board of directors of Intersection Technologies, Inc., the parent company of F&I Express, a provider of software and services to the automotive industry. Mr. Buce is a Certified Public Accountant (inactive) in the State of California and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Buce holds a B.S. in Mechanical Engineering from Lehigh University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
Barbara A. Carbone has served as a member of our Board since August 2020. From 1981 through September 2019, she served in a number of accounting- and auditing-related roles at KPMG LLP, a multinational accounting and advisory firm. Since November 2022, she has served as a member of the board of directors of Limoneira Company, a publicly-traded international agribusiness and real estate development company, where she is chair of the audit committee and a member of the compensation committee. Ms. Carbone also is a member of the board of directors and audit committee chair of Bob’s Discount Furniture, a privately-owned furniture chain. From January 2021 through March 2025, Ms. Carbone served on the board of directors of DZS Inc., a provider of mobile transport and broadband access equipment and software. From September 1998 through December 2019, she served as a member of the board of directors, and chair of the audit committee, of the Women’s Business Enterprise National Council, the largest certifier of women-owned businesses in the United States and a leading advocate for women business owners and entrepreneurs. Ms. Carbone has a B.S. in Business Administration (Accountancy) from California State University at Sacramento.
We believe that Ms. Carbone is qualified to serve as a member of our Board because of the substantial financial and audit expertise she gained from her service at KPMG LLP, and her experience with public company governance and risk oversight, human capital management and M&A transactions, corporate development and investor relations.
Brendan L. Harrington has served as a member of our Board since October 2022. Since January 2023, Mr. Harrington has been the President of Autobahn Fort Worth, a luxury automobile dealer group. From May 2021 to January 2023, he was General Manager of Capistrano Valley Toyota, an automobile dealership. From November 2018 to November 2020, Mr. Harrington served as the Chief Operating Officer of Penske Motor Group, which operates automobile dealerships in California and Texas. Before that, he served in various positions at Penske Motor Group beginning in 2003, including as the President and General Manager of Longo Toyota & Scion, an automobile dealership. Prior to that, Mr. Harrington served in product-related roles for Mercedes-Benz USA and Nissan North America. He has served as an advisor to numerous companies in the automotive space on digital product development. Mr. Harrington has a B.A. from Georgetown University and an M.A. from Stanford University.
We believe that Mr. Harrington is qualified to serve as a member of our Board because of his experience as a senior executive in the automotive industry and with product development and digital and brand marketing.

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Faye M. Iosotaluno has served as a member of our Board since October 2021. Since January 2024, Ms. Iosotaluno has been the Chief Executive Officer of Tinder, an internet-based dating platform and portfolio company of Match Group, a publicly-traded leading provider of internet-based dating and social discovery products. From February 2022 until January 2024, she was Tinder’s Chief Operating Officer. From February 2020 to August 2022, she was the Chief Strategy Officer at Match Group. From October 2017 through February 2020, Ms. Iosotaluno was the Senior Vice President for New Business Initiatives at Match Group. Prior to Match Group, she was the Vice President for Strategy & Business Development at SoundCloud Ltd., a private European online audio distribution and sharing platform, where she worked from October 2014 to October 2017. Prior to SoundCloud, Ms. Iosotaluno served in a number of digital product development, M&A leadership and strategy-related roles at various media companies. Ms. Iosotaluno holds a B.A. in English from the University of Pennsylvania, a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School.
We believe that Ms. Iosotaluno is qualified to serve as a member of our Board because of her extensive experience in strategy, M&A transactions, new business initiatives and digital marketplace and business operations and digital brand marketing.
Diego A. Rodriguez has served as a member of our Board since May 2024. From November 2017 until January 2021, Mr. Rodriguez served as the Executive Vice President, Chief Product and Design Officer at Intuit Inc., a financial software company. Prior to Intuit, Mr. Rodriguez served as a Senior Partner, Global Managing Director, and in other roles at IDEO, a design and consulting firm, from December 2004 to November 2017. He has served on the board of directors of Lending Tree, Inc., an online lending marketplace, since April 2022, where he is a member of the transactions committee and chairs the technology & product advisory committee. From January 2022 until January 2024, Mr. Rodriguez served on the board of directors of EngageSmart, Inc., a software as a service provider. He previously served on the Harvard University Board of Overseers from May 2018 to May 2020. Mr. Rodriguez holds a Bachelor of Arts in Values, Technology Science & Society and a Bachelor of Science in Mechanical Engineering from Stanford University, and a Master of Business Administration from Harvard Business School.
We believe that Mr. Rodriguez is qualified to serve as a member of our Board because of his substantial product management and development experience, and his extensive executive experience at a technology company.
Board Composition
Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to the terms of our Amended and Restated Certificate of Incorporation, or Charter, and our Amended and Restated Bylaws, or Bylaws, that became effective at the completion of our initial public offering. Our Board currently consists of six directors, five of whom qualify as “independent” under the listing standards of the Nasdaq Stock Market, which we refer to as Nasdaq.
In accordance with our Charter and Bylaws, our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. As of the date of this proxy statement, our directors are divided among the three classes as follows:
•
the Class I directors are Ms. Carbone and Messrs. Reigersman and Rodriguez, and their terms will expire at the annual meeting of stockholders to be held in 2027.

•
the Class II directors are Mr. Buce and Ms. Iosotaluno, and their terms will expire at the Annual Meeting; and

•
the Class III director is Mr. Harrington and his term will expire at the annual meeting of stockholders to be held in 2026.

Ms. Iosotaluno is standing for election at the Annual Meeting and Mr. Buce is retiring effective as of the expiration of his term at the Annual Meeting.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Under Delaware law, our directors may only be removed for cause by the

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affirmative vote of the holders of a majority of our outstanding voting stock. Our directors may not be removed by our stockholders without cause.
Any increase or decrease in the number of directors must be distributed among the three classes so that, as nearly as possible (provided that no decrease in the number of directors may shorten the term of any serving director), each class will consist of one-third of the directors.
Board Meetings and Director Communications
During 2024, the Board held ten meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served in 2024. Directors are also encouraged to attend our annual stockholder meetings absent an unavoidable and irreconcilable conflict. Each member of our Board who served at the time of the 2024 annual meeting of stockholders attended that meeting other than Mr. Harrington.
Stockholders and other interested parties may communicate with the non-management members of the Board by mail to our principal executive offices addressed to the intended recipient and care of our Corporate Secretary. Our Corporate Secretary will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to the Board or an individual director.
Policy Regarding Nominations
Our Board is responsible for identifying and nominating candidates for election to the Board. The Board considers recommendations from directors, stockholders and others, as it deems appropriate. In evaluating director candidates, our Board considers factors such as character, integrity, judgment, diversity, including diversity in terms of gender, race, ethnicity and experience, independence and area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Our Board evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. Our Board considers these factors in light of the specific needs of the Board at that time and also considers advice and recommendations from our President and Chief Executive Officer.
We have paid fees to a third-party search firm to assist the Board in identifying and evaluating potential candidates for nomination. Search firms retained to assist our Board in seeking candidates for the Board are instructed to seek to include diverse candidates in terms of race and gender.
Director Independence
Our Board reviewed the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board determined that none of Mmes. Carbone, Iosotaluno or Messrs. Buce, Harrington or Rodriguez has a relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and Nasdaq’s listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board also determined that each of Mmes. Carbone and Iosotaluno and Mr. Rodriguez is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.
Board Committees and Management’s Disclosure Committee
Our Board has an audit committee, a compensation and workforce committee and a nominating and corporate governance committee. The Company also has a standing disclosure committee. The composition and responsibilities of each of the committees of our Board and management’s disclosure committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees

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operates under a written charter adopted by our Board that is available on the Investor Relations section of our website at http://ir.truecar.com/documents-and-charters.
Audit Committee
Our audit committee is currently comprised of Mmes. Carbone and Iosotaluno and Mr. Buce. Ms. Carbone serves as the chair of the audit committee. One of our former directors, Erin. Lantz served on the audit committee until her departure from the Board in May 2024. The Board has appointed Mr. Harrington to serve on the audit committee following Mr. Buce’s retirement at conclusion of the Annual Meeting. Each member of our audit committee meets the requirements for independence of audit committee members under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the current Nasdaq listing standards. In addition, our Board has determined that both Mr. Buce and Ms. Carbone qualify as audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Exchange Act. During 2024, the audit committee held five meetings. The responsibilities of our audit committee include, among other things:
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selecting and hiring the independent registered public accounting firm to audit our financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

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approving audit and non-audit services and fees;

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reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

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reviewing and discussing with management and the independent registered public accounting firm our policies with respect to earnings press releases and financial information and earnings guidance provided to the public;

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preparing the audit committee report for inclusion in our annual proxy statement;

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reviewing reports and communications from the independent registered public accounting firm;

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reviewing our compliance with applicable laws and regulations, the adequacy and effectiveness of our legal, regulatory and ethical compliance policies and any material legal or regulatory matters relating to our financial statements, accounting policies or compliance procedures;

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reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•
reviewing our major financial risk exposures and the steps we have taken to monitor and control those exposures, including our guidelines and policies with respect to risk assessment and management, as well as reviewing the risks and mitigation steps taken by management related to cybersecurity, data privacy, regulatory compliance, business continuity, disaster recovery and ESG (environmental, social & governance) measures and disclosures;

•
reviewing related-party transactions;

•
administering our whistleblower policy setting forth procedures for the receipt, retention and treatment of accounting-related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

•
reviewing and assessing annually the audit committee charter and the committee’s performance.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq’s listing standards.
Compensation and Workforce Committee
We refer to our compensation and workforce committee as the compensation committee. Our compensation committee is comprised of Mmes. Carbone and Iosotaluno and Mr. Rodriguez. Ms. Iosotaluno serves as the chair of the compensation committee. Ms. Lantz served on the compensation committee until her departure from the Board

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in May 2024. The composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined by Rule 16b-3 under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs, significant matters related to our workforce and to discharge the responsibilities of our Board relating to the compensation of our executive officers. During 2024, the compensation committee held six meetings. The responsibilities of our compensation committee include, among other things:
•
overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•
reviewing and approving our executive officers’ annual base salary, annual and quarterly incentive bonus (including the specific goals and amounts), equity compensation, employment agreements, severance agreements, change in control arrangements and other benefits, compensation or related arrangements;

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reviewing, discussing with management and recommending to the Board our compensation-related disclosures required by the rules and regulations of the SEC, preparing the compensation committee report and overseeing our submissions to stockholders on executive compensation matters;

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reviewing, approving and administering our compensation plans and programs, including our equity compensation plans, our director compensation program, our stock ownership guidelines and clawback policy and our 401(k) plan;

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overseeing our programs and strategies related to talent development and retention, succession planning and our geographical footprint;

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overseeing management’s risk assessment and risk management with respect to management succession planning, and talent acquisition and retention; and

•
reviewing and assessing annually the compensation committee charter and the committee’s performance.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq’s listing standards.
Nominating and Corporate Governance Committee
We refer to our nominating and corporate governance committee as our nominating committee. The committee is comprised of Messrs. Buce, Harrington and Rodriguez. Mr. Buce serves as the chair of the nominating committee. Ms. Lantz served as the chair of the nominating committee until her departure from the Board in May 2024 . The composition of our nominating committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. During 2024, the nominating committee held six meetings. The responsibilities of our nominating committee include, among other things:
•
determining the qualifications, qualities, skills and other expertise required to be a director and recommending appropriate criteria to the Board for its approval;

•
identifying, evaluating and making recommendations to our Board regarding nominees for election to our Board and its committees and reviewing and considering any nominations of director candidates validly made by stockholders;

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evaluating and making recommendations to our Board regarding the composition, structure, organization and governance of our Board and its committees;

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developing, adopting, periodically reviewing and overseeing our corporate governance policies, procedures and guidelines, and reviewing, considering and recommending to the Board potential changes to our Charter or Bylaws;

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reviewing any proposals properly submitted by stockholders for action at our annual meeting of stockholders and making recommendations to the Board regarding action to be taken in response to each such proposal;

•
reviewing and monitoring compliance by our directors and executive officers with our Code of Business Conduct and Ethics and investigating alleged breaches or violations thereof by such persons;

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•
evaluating the performance and independence of individual directors and nominees; and

•
reviewing and assessing annually the nominating committee charter and the committee’s performance.

Our nominating committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values, consistent with our Code of Business Conduct and Ethics, which is posted in the corporate governance section of our investor relations website at https://ir.truecar.com/documents-and-charters. Candidates should have broad experience and demonstrated excellence in their fields. In addition, candidates for director should have:
•
relevant expertise upon which to draw in offering advice and guidance to management and be committed to enhancing stockholder value;

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sufficient time to devote to the affairs of the Company and to carry out their duties; and

•
the ability to exercise sound business judgment and provide insight and practical wisdom based on experience.

Each director must represent the interests of all stockholders. Their service on the boards of directors of other public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. The nominating committee retains the right to modify these qualifications from time to time.
The nominating committee reviews candidates for director in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the nominating committee considers the appropriate skills, experience and characteristics for members of the Board, including the appropriate role of diversity and such other factors as it deems appropriate given our current needs and those of our Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the nominating committee reviews a director’s overall service during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair his or her independence. Our Board believes that limiting the tenure of non-employee directors is important in ensuring that such directors maintain their independent status and the nominating committee refrains from recommending non-employees as director nominees if any such person will have completed four full, three-year terms as a director by the time the stockholder meeting to which such recommendation relates occurs. We have also engaged outside advisors to assist the nominating committee in identifying and considering the specific experiences, skills and attributes that may be appropriate or desirable to have represented on the Board by new directors in the future.
The nominating committee also makes recommendations to the Board with respect to whether the Board should determine that a nominee is independent under Nasdaq’s listing standards.
The nominating committee uses a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. Candidates may come to the attention of the nominating committee through current members of our Board, professional search firms, stockholders or other persons. The nominating committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The nominating committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. The nominating committee evaluates these candidates at its meetings, which may take place at any point during the year. The nominating committee also assesses the effectiveness of the Board’s nomination policy as part of its periodic review of our corporate governance policies.
The nominating committee will consider candidates for our Board who meet the minimum qualifications as described above if properly recommended by stockholders holding at least one percent of the fully-diluted capitalization of the Company continuously for at least 12 months before the proposal. Proper recommendations will include the nominee’s name, contact information, biography and qualifications as well as a consent signed by the nominee and a statement from the recommending stockholder in support of the nominee and should be directed to our Corporate Secretary at our principal executive offices.

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Our nominating committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq’s listing standards.
Disclosure Committee
Our disclosure committee is comprised of Mr. Reigersman, our President and Chief Executive Officer; Mr. Foley, our Chief Financial Officer; Mr. Swart, our General Counsel and Secretary, Jill Angel, our Chief Operating Officer, Jay Ku, our Chief Revenue Officer, and other members of our management team. Mr. Foley and Mr. Swart serve as co-chairs of our disclosure committee. During 2024, the disclosure committee held four meetings, one before the filing of each quarterly and annual report filed in 2024. The responsibilities of our disclosure committee include, among other things:
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assisting our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility to oversee the accuracy, completeness and timeliness of public disclosure made by the Company;

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designing, adopting, implementing and monitoring appropriate procedures and policies to ensure accurate and timely collection of information for inclusion in our SEC filings; press releases containing financial information, earnings guidance, information about material acquisitions or dispositions or other material information; broadly disseminated correspondence; presentations of financial information or earnings guidance and other presentations to stockholders or the investment community; and disclosures relating to our results of operations and financial position or our securities posted to our website or through social media channels, which we collectively refer to as our Disclosure Statements;

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establishing and reviewing timelines relating to the preparation and filing of our Disclosure Statements;

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establishing policies and procedures to ensure relevant personnel timely report information potentially requiring disclosure;

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participating in discussions and making recommendations to our Chief Executive Officer and Chief Financial Officer regarding decisions relating to the materiality of information and the determination of disclosure obligations with respect to Disclosure Statements;

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establishing responsibility and lines of communication throughout our operations and business units for collecting relevant information on a timely basis, including making periodic inquiries with relevant personnel possessing information potentially requiring disclosure;

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reviewing drafts of our Disclosure Statements, and discussing disclosure matters and our filings to ensure completeness and accuracy of content;

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coordinating, as necessary, the review of our Disclosure Statements with our Chief Executive Officer, Chief Financial Officer, independent accountants, internal auditors, outside legal counsel and the audit committee; and

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periodically reporting to the Chief Financial Officer and to the chair of the audit committee on disclosure issues and the committee’s findings regarding the effectiveness of its procedures and policies, including any weaknesses identified therein or in our disclosure controls and procedures generally.

Our disclosure committee operates under a written charter.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee has ever been an executive officer or employee of ours. Ms. Iosotaluno and Carbone served on our compensation committee throughout 2024 and Mr. Rodriguez has served on our compensation committee since May 2024. Ms. Lantz served on our compensation committee until her departure in May 2024. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

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Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our President and Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Business Conduct and Ethics is available on our website at https://ir.truecar.com/documents-and-charters. We intend to disclose on our website any amendments to the code, or any waivers of its requirements.
Board Leadership Structure
Our Board currently believes that we are best served by separating the roles of a chair of the Board and Chief Executive Officer. Mr. Reigersman, our President and Chief Executive Officer, is the director with the most in-depth understanding of our business. He is also a seasoned financial operator with extensive experience with growth companies. Consequently, Mr. Reigersman is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Ms. Carbone serves as the chair of the Board. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from both within and outside the automotive industry, while our President and Chief Executive Officer brings company-specific perspective and industry expertise. Our Board believes that separating the roles of chair of the Board and Chief Executive Officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board, which are essential to effective governance.
Board’s Role in Risk Oversight
Management, which is responsible for day-to-day risk management, continually monitors the material enterprise risks we face, including strategic risks, operational risks, financial risks, credit risks, liquidity risks and legal and compliance risks.
The Board is responsible for overseeing our identification and management of, as well as planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus (see descriptions of our Board committees’ areas of responsibilities above) to identify, assess and mitigate risks facing the Company. The Board and its committees exercise their risk oversight function by receiving and evaluating reports from management and by making inquiries of management, as appropriate. In addition, the Board and its committees receive reports from our auditors and other consultants, and meet in executive sessions with these outside consultants. Each of our committees provides reports to the full Board, which enhances the Board’s oversight of risk.
Information on Compensation Risk Assessment
Management periodically reviews our incentive compensation programs at all levels within the organization. Employee cash bonuses are based on company-wide and individual performance, and management (with respect to our non-executive employees) and our compensation committee (with respect to our executive officers) have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications and the market for particular types of talent; and any additional grants are based on employee performance and retention objectives. Equity awards generally have long-term vesting requirements to ensure that recipients’ focus is on our long-term success. The compensation committee reviewed our incentive compensation structure during 2024. Based on this review, the compensation committee does not believe that our compensation policies and practices, taken as a whole, create risks that are reasonably likely to have a material adverse impact on us.
Employee Demographic Data
At TrueCar, we remain committed to our core values — ambitious, focused, evolving, and team. These values guide our efforts to cultivate an environment where all employees can thrive. We foster a team-based culture that is focused on serving consumers and our TrueCar Certified Dealers. We are committed to recruiting and retaining employees who reflect our core values through our talent acquisition strategies and our internal compensation and

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performance programs. We are dedicated to fostering an environment where every employee feels valued and supported in building a great auto shopping experience.
At December 31, 2024, TrueCar had 349 employees. Approximately 39.8% of our employees self-identified as women while 59.9% self-identified as men, and one employee was represented as undisclosed.
In addition, approximately 16.1% of our workforce self-identified as Asian, 14.9% as Hispanic or Latino, 6.0% as Black or African American, 3.7% as two or more races, 0.9% as Native Hawaiian or Other Pacific Islander, 57.0% as White and five employees are represented as undisclosed.
Insider Trading Policy
We have adopted an insider trading policy that is designed to promote compliance with insider trading laws, rules and regulations, as well as the listing standards of the Nasdaq Stock Market. Our insider trading policy prohibits our directors, officers, employees and agents from trading in our securities on the basis of material nonpublic information, establishes regular blackout periods wherein such persons are prohibited from trading in our securities and requires that directors, officers and certain designated employees receive preclearance of trades, subject to limited exceptions. In addition, under our insider trading policy, our directors, officers, employees and agents are prohibited from engaging in other arrangements that affect any such person’s economic exposure to changes in the prices of our securities, such as derivative securities, hedging transactions and short sales. It is also the policy of the company to comply with all applicable securities laws when transacting in its own securities. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
2024 Non-Employee Director Compensation
The following table presents compensation information for our non-employee directors, or our Outside Directors, during the year ended December 31, 2024. Directors who are also our employees receive no additional compensation for service as a director. Compensation paid to Mr. Reigersman is discussed in “Executive Compensation.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert E. Buce	73,038	149,998	223,036
Barbara A. Carbone	107,500	149,998	257,498
Brendan L. Harrington	60,000	149,998	209,998
Faye M. Iosotaluno	80,000	149,998	229,998
Erin N. Lantz(3)	32,601	—	32,601
Diego A. Rodriguez	41,008	299,998	341,006

(1)
Consists of the annual retainer fee for service as a member of the Board or any Board committee. For further information concerning such fees, see the section below entitled “Outside Director Compensation Policy — Cash Compensation.”

(2)
The amount represents the aggregate grant-date fair value of the restricted stock units, or RSUs, as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant-date fair value of the RSUs are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
Ms. Lantz retired from the Board on May 23, 2024. As a result, Ms. Lantz was not entitled to receive an annual award of RSUs in 2024.

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The following table presents the aggregate number of stock awards and the aggregate number of option awards outstanding for each non-employee director as of December 31, 2024:
Name	Outstanding Stock Awards at December 31, 2024(1)	Outstanding Options at December 31, 2024(2)
Robert E. Buce	51,369	69,648
Barbara A. Carbone	51,369	—
Brendan L. Harrington	118,483	—
Faye M. Iosotaluno	51,369	—
Erin N. Lantz(3)	—	—
Diego A. Rodriguez	102,739	—

(1)
Represents unvested RSUs.

(2)
Represents exercisable options.

(3)
Ms. Lantz retired from the Board on May 23, 2024.

Outside Director Compensation Policy
Our Board adopted a policy in 2014, which was last amended by the Board in March 2020, for the compensation of non-employee directors, or Outside Directors, which we refer to as our Outside Director Compensation Policy. Under the Outside Director Compensation Policy, our Outside Directors receive compensation in the form of equity under the terms of our primary equity incentive plan, which is currently our 2023 Equity Incentive Plan, which we refer to as the 2023 Plan. Prior to the adoption of the 2023 Plan at our 2023 annual meeting of stockholders, our 2014 Equity Incentive Plan, which we refer to as our 2014 Plan, was our primary equity incentive plan. The 2014 Plan was terminated upon approval of the 2023 Plan and the 2023 Plan is currently our only equity incentive plan, but prior awards granted under the 2014 Plan continue to be subject to the terms and provisions of the 2014 Plan. Outside Directors also receive cash compensation for their services with the exception of any Outside Directors who are affiliated with a venture capital investor in the Company. We currently have no Outside Directors affiliated with any such venture capital investors.
Our compensation committee regularly reviews and evaluates the Outside Director Compensation Policy in consultation with Semler Brossy Consulting Group, LLC, or Semler Brossy, an independent compensation consulting firm it has retained as described elsewhere in this proxy statement. Semler Brossy provides the compensation committee with competitive data and analysis regarding non-employee director compensation that the compensation committee considers in reviewing our Outside Director Compensation Policy. The compensation committee endeavors to update the Outside Director Compensation Policy so that it provides reasonable compensation to our Outside Directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our Outside Directors.
Initial Award.   Under the Outside Director Compensation Policy, each person who first becomes an Outside Director is granted an award of RSUs with a grant date fair value of $300,000, which we refer to as an Initial Award. Each Initial Award is automatically granted on the date the recipient first becomes an Outside Director. If a director’s status changes from an employee director to an Outside Director, he or she will not receive an Initial Award.
Except as set forth below, an Initial Award vests in three approximately equal annual installments over three years from the 15th day of the month during which the individual commenced service as an Outside Director, subject to continued service as a director through the applicable vesting dates.
Any RSUs under an Initial Award that are scheduled to vest on or after the date of the third annual meeting following the annual meeting at which the Initial Award is granted, in the case of an Initial Award granted at an annual meeting, or the date of the fourth annual meeting following the grant of the Initial Award, in the case of other Initial Awards, will instead vest on the day before that date.

2025 ANNUAL
PROXY STATEMENT
Annual Award.   On the date of each annual meeting, each Outside Director who has served on our Board for at least the preceding six months will be automatically granted an award of RSUs with a grant date fair value of $150,000, which we refer to as an Annual Award. Except as set forth below, the RSUs under an Annual Award will vest on the last day of the month that includes the 12-month anniversary of the date of grant of the Annual Award, subject to continued service as a director through the vesting date. Any RSUs under an Annual Award that are scheduled to vest on or after the date of the following year’s annual meeting will instead vest on the day before the following year’s annual meeting.
Ms. Lantz retired from the Board on May 23, 2024. As a result, Ms. Lantz was not granted an Annual Award in 2024.
Under the terms of each of the 2014 Plan and 2023 Plan, if the service of an Outside Director is terminated on or after a change in control, other than by a voluntary resignation, his or her RSUs will vest fully. Awards granted under our Outside Director Compensation Policy are granted under, and subject to the other terms and conditions of, our 2014 Plan if granted prior to June 22, 2023 and our 2023 Plan if granted thereafter. Each of our 2014 Plan and 2023 Plan provides that no Outside Director may be granted, in any fiscal year, cash-settled or stock-settled equity awards with a grant date fair value (determined in accordance with GAAP) of more than $750,000, with this limit increased to $1,500,000 in connection with grants awarded upon his or her initial appointment or election.
Cash Compensation.   Each Outside Director receives an annual retainer of $55,000 in cash for serving on our Board, or the Annual Fee. In addition to the Annual Fee, an Outside Director who serves as chair of the Board or lead independent director, as applicable, will be entitled to an additional annual retainer of $25,000 in cash.
Outside Directors serving as chair and members of the committees of our Board are entitled to the annual cash retainers set forth below.
Board Committee	Chair Fee ($)	Member Fee ($)
Audit Committee	20,000	10,000
Compensation and Workforce Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000
All cash retainers under the Outside Director Compensation Policy will be paid in quarterly installments to each Outside Director that served in the relevant capacity at any point during the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter.

2025 ANNUAL
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2025 by:
•
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or RSUs held by that person that are currently exercisable or exercisable within 60 days of February 28, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 87,287,877 shares of our common stock outstanding as of February 28, 2025. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o TrueCar, Inc., 225 Santa Monica Blvd., 12th Floor, Santa Monica, California 90401.

2025 ANNUAL
PROXY STATEMENT
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
Caledonia (Private) Investments Pty Limited and Caledonia US, LP(1)	18,365,289	21.1%
United Services Automobile Association(2)	7,962,245	9.1%
BlackRock, Inc.(3)	7,488,229	8.6%
Cannell Capital LLC(4)	6,163,382	7.1%
AutoNation, Inc.(5)	5,370,000	6.2%
Named Executive Officers and Directors:
Jantoon E. Reigersman(6)	1,094,599	1.2%
Oliver M. Foley(7)	57,812	*
Jill S. Angel(8)	137,090	*
Jeffrey J. Swart(9)	948,772	1.1%
Jay J. Ku(10)	56,389	*
Robert E. Buce(11)	582,195	*
Barbara A. Carbone(12)	207,704	*
Faye M. Iosotaluno(13)	186,311	*
Brendan L. Harrington(14)	214,394	*
Diego A. Rodriguez(15)	—	*
All current executive officers and directors as a group (10 persons)(16)	3,485,266	3.9%

*
Represents beneficial ownership of less than 1%.

(1)
Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2024, Caledonia (Private) Investments Pty Limited (“Caledonia Australia”) and Caledonia US, LP (“Caledonia US” and, together with Caledonia Australia, “Caledonia”) shared beneficial ownership, as well as voting and dispositive power with respect to all 18,365,289 reported shares. The Schedule 13G/A filed by Caledonia provides information as of December 31, 2023 and, consequentially, the beneficial ownership of Caledonia may have changed between December 31, 2023 and February 28, 2025. The address for Caledonia Australia is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia, and the address for Caledonia US is 650 Madison Avenue, 24th Floor, New York, New York 10022.

(2)
Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024, the United Services Automobile Association (“USAA”) held sole voting and dispositive power with respect to all 7,962,245 shares. The Schedule 13G/A filed by USAA provides information as of December 31, 2023 and, consequently, the beneficial ownership of USAA may have changed between December 31, 2023 and February 28, 2025. The address for USAA is 9800 Fredericksburg Road, San Antonio, Texas 78288.

(3)
Based on the most recently available Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. (“BlackRock”) held sole voting power of 7,133,678 shares and sole dispositive power of 7,488,229 shares. The Schedule 13G/A filed by BlackRock provides information as of December 31, 2023 and, consequently, the beneficial ownership of Blackrock may have changed between December 31, 2023 and February 28, 2025. The address for BlackRock is 50 Hudson Yards, New York, New York 10055.

(4)
Based on the Schedule 13G/A filed with the SEC on February 13, 2025, Cannell Capital LLC and its managing member, J. Carlo Cannell, (together, “Cannell”) held shared voting and dispositive power with respect to all 6,163,382 reported shares. The Schedule 13G/A filed by Cannell provides information

2025 ANNUAL
PROXY STATEMENT
as of December 31, 2024 and, consequently, the beneficial ownership of Cannell may have changed between December 31, 2024 and February 28, 2025. The address for Cannell is 245 Meriwether Circle, Alta, WY 83414.
(5)
Based on the Schedule 13G filed with the SEC on November 14, 2022, AutoNation, Inc. and Auto Holdings, LLC (together, “AutoNation”) held shared voting and dispositive power with respect to 5,370,000 shares. The Schedule 13G filed by AutoNation provides information as of November 4, 2022 and, consequently, the beneficial ownership of AutoNation may have changed between November 4, 2022 and February 28, 2025. The address for AutoNation is 200 SW 1st Ave, Fort Lauderdale, Florida 33301.

(6)
Consists of (i) 597,917 shares held of record by Mr. Reigersman, (ii) 272,482 shares subject to outstanding options exercisable within 60 days of February 28, 2025, (iii) 224,200 shares issuable upon the vesting of RSUs and PSUs within 60 days of February 28, 2025.

(7)
Consists of (i) 41,068 shares held of record by Mr. Foley and (ii) 16,744 shares issuable upon the vesting of RSUs within 60 days of February 28, 2025.

(8)
Consists of (i) 57,190 shares held of record by Ms. Angel and (ii) 79,900 shares issuable upon the vesting of RSUs and PSUs within 60 days of February 28, 2025.

(9)
Consists of (i) 222,996 shares held of record by Mr. Swart, (ii) 653,370 shares subject to outstanding options exercisable within 60 days of February 28, 2025 and (iii) 72,406 shares issuable upon the vesting of RSUs and PSUs within 60 days of February 28, 2025.

(10)
Consists of (i) 49,020 shares held of record by Mr. Ku and (ii) 7,369 shares issuable upon the vesting of RSUs within 60 days of February 28, 2025.

(11)
Consists of (i) 180,191 shares held of record by Mr. Buce, (ii) 332,356 shares held of record by the Robert E. Buce and Barbara T. Buce Living Trust for which Mr. Buce serves as trustee and (iii) 69,648 shares subject to outstanding options exercisable within 60 days of February 28, 2025.

(12)
Consists of 207,704 shares held of record by Ms. Carbone.

(13)
Consists of 186,311 shares held of record by Ms. Iosotaluno.

(14)
Consists of 214,394 shares held of record by Mr. Harrington.

(15)
Consists of 0 shares held of record by Mr. Rodriguez.

(16)
Consists of (i) 1,756,791 shares held of record by our current executive officers and directors, (ii) 332,356 shares held of record by trusts of which certain of our current directors serve as trustees, (iii) 995,500 shares subject to outstanding options exercisable within 60 days of February 28, 2025, and (iv) 400,619 shares issuable upon the vesting of RSUs and PSUs within 60 days of February 28, 2025.

2025 ANNUAL
PROXY STATEMENT
COMPENSATION DISCUSSION AND ANALYSIS
Our named executive officers, or NEOs, for 2024 consist of our principal executive officer, which we refer to as Chief Executive Officer, or CEO, our principal financial officer, which we refer to as Chief Financial Officer, or CFO, and our three next most highly compensated executive officers (who were our only other executive officers serving as of December 31, 2024).
The NEOs among our currently serving executives are:
•
Jantoon E. Reigersman, our President and CEO and a member of the Board;

•
Oliver M. Foley, our CFO;

•
Jill S. Angel, our Chief Operating Officer, or COO;

•
Jeffrey J. Swart, our Executive Vice President, or EVP, General Counsel and Secretary; and

•
Jay J. Ku, our Chief Revenue Officer.

Executive Summary
Business Overview
We are a leading automotive digital marketplace that enables car buyers to connect to our network of Certified Dealers. We are building the industry’s most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. In 2024, we launched an updated pilot program of our TrueCar+ offering in the San Francisco Bay Area which provides consumers with the ability to purchase new, used and certified pre-owned vehicles from start to finish completely online. We are currently working to expand the scale of this pilot program to additional dealerships and territories.
Overview of 2024 Corporate Performance
We saw growth in a number of financial and operational performance outcomes in 2024.
•
TrueCar+ Pilot.   With the launch of the pilot program of our TrueCar+ digital marketplace in July 2024, we enabled the purchase and sale of new, used and certified pre-owned vehicles entirely online.

•
Unit Efficiency.   We delivered 27.8% new unit(1) growth year over year in the fourth quarter of 2024, significantly higher than the industry’s 9.6% growth. As such, in that quarter, the average franchise dealer on TrueCar saw new vehicle sales generated through our marketplace grow by 27.1% compared to the same period last year, reaching the highest level since the third quarter of 2021.

•
Annual and Year End Growth.   We delivered positive year-over-year revenue growth and positive adjusted EBITDA(2) in 2024. We also saw annual increases in cash flow from operations and achieved positive free cash flow(3) in the fourth quarter of 2024.

•
TrueCar Marketing Solutions:   In the first quarter of 2024, we launched TrueCar Marketing Solutions, a suite of marketing products designed to leverage our proprietary data sets and help dealers more effectively target and acquire consumers. These products are tailored to address the significant decline in marketing efficiency that many dealers have experienced over the last several years and represent a sizable potential expansion of TrueCar’s addressable market.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
Below is a summary of our key results in 2024.
•
Units(1) of 355,900, up from 318,578 in 2023.

•
Total revenue of $175.6 million, up 10.6% from $158.7 million in 2023, and net loss of $(31.0) million compared to a net loss of $(49.8) million in 2023.

•
Adjusted EBITDA(2) of $1.6 million, representing an Adjusted EBITDA margin(4) of 0.9%, compared to Adjusted EBITDA of $(13.7) million, representing an Adjusted EBITDA margin of (8.6)%, in 2023.

(1)
We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our TrueCar branded mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners. A unit is counted after we have matched the sale to a TrueCar user with a TrueCar Certified Dealer. We view units as a key indicator of the growth of our business, the effectiveness of our product and the size and geographic coverage of our network of TrueCar Certified Dealers.

(2)
Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Refer to Annex A for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure.

(3)
Free cash flow is a non-GAAP financial measure calculated as net cash from operations minus capital expenditures. Free cash flow should not be considered as an alternative to cash flow from operating activities or any other measure of liquidity calculated and presented in accordance with GAAP. Refer to Annex A for a definition of free cash flow and a reconciliation of free cash flow to cash flow from operating activities, the most directly comparable GAAP measure.

(4)
Adjusted EBITDA margin is a non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenue.

Overview of 2024 Executive Compensation
Our limited target total pay actions in 2024 demonstrate a strong adherence to the company’s pay-for-performance philosophy and aligning interests with shareholders.
✓
There were no increases to target cash compensation levels (base salary or target bonus) in 2024. Ms. Angel received no increase in compensation in connection with her appointment as COO.

✓
We made limited changes to our compensation peer group to better ensure that the group continues to reflect a reasonable size and scale relative to the size of our own business.

Despite improved operational, financial, and share price growth in 2024 compared to 2023, the payouts for our 2024 annual incentive programs was below target as a result of below-target achievement of the previously-established performance metrics.
✓
Upon review of our full-year financial results, the committee provided for certain adjustments to our adjusted EBITDA results and set the full-year payout of the overall program at approximately 61% of target.

✓
The Performance-based RSUs, or PSUs, granted to our executives in 2021 with a performance period ending on March 14, 2024 vested below target at 80% based on our total stockholder return, or TSR, performance relative to the Russell 2000 Total Return Index, or the Index.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
We are committed to responsible executive compensation and governance practices. The following table summarizes what we do and what we don’t do in our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests:
WHAT WE DO

Pay-for-performance (approximately 99% of CEO target pay in 2024 was tied to performance through equity and cash incentives, including base salary, bonus payout and equity grant value as of the grant date)

Include multi-year performance-vesting equity awards
Maintain robust stock ownership guidelines and a clawback policy for performance-based compensation
Retain an independent compensation consultant who reports directly to the compensation committee
Solicit advisory votes on our executive compensation program annually and engage in stockholder outreach
WHAT WE DON’T DO
No automatic “single trigger” cash or vesting acceleration upon a change in control
No option repricings or exchanges without stockholder approval
No hedging or pledging by executive officers or directors
No tax gross ups on severance or change in control benefits
No excessive executive perquisites
Stockholder Engagement and Response to Say-on-Pay Votes
We regularly reach out to our larger stockholders and meet with such stockholders if they express an interest in speaking with us. We have made numerous changes over the years to our compensation program in response to stockholder feedback on the design of our compensation program, including changes to the design of our cash incentive and equity award programs, the composition of our peer group, the scope and content of our disclosures and the adoption of new policies.
In 2024, approximately 98% of the total votes cast supported our say-on-pay proposal, which is consistent with the high level of support received in 2022 and 2023. We value the views of our stockholders and have continued our stockholder outreach. As a result of the stockholder support for our 2024 say-on-pay proposal and continued stockholder outreach, our compensation committee has increasingly focused on utilizing compensation packages that reward the company’s performance.
Our compensation committee will monitor and continue to evaluate our executive compensation program going forward in light of our stockholders’ views and our transforming business needs. Our compensation committee expects to continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for our executive officers.
Compensation Philosophy and Design Strategies
The compensation committee works to design a compensation program for our NEOs to facilitate the attraction and retention of key executive talent in a highly competitive technology job market, align employees’ interests with those of stockholders and motivate the creation of sustainable growth in enterprise value. We recognize that our

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
employees are our greatest asset and drive our operational results and the creation of sustainable growth. As such, we strive to provide NEO total pay packages that:
✓
incentivize and reward performance that creates and supports stockholder value by:

➢
setting a large portion of pay as “at risk” pay that depends on both individual and our company’s performance; and

➢
providing long-term equity incentives through a mix of equity instruments, including performance-vesting instruments, both to incentivize the creation of stockholder value and to provide strong retention incentives;

✓
are competitive with companies of comparable size and scope, and balance the need to provide competitive and stable compensation through an appropriate combination of base salary and short- and long-term incentives that drive stockholder value;

✓
take into consideration an individual’s work experience and importance to the organization; and

✓
are internally equitable for NEOs in positions of comparable responsibility to foster a team approach to driving success.

In designing our NEO compensation packages, the compensation committee reviews competitive market data, without targeting any specific market percentile, and also takes into consideration our corporate performance, stockholder feedback and the other factors described above, as well as retention concerns with respect to key talent, the motivational impact of pay levels and mix in driving toward our company goals and the creation of stockholder value, the input of our CEO (as to NEOs other than himself) and the overall cost of the compensation package.
Establishing Compensation Levels
Role of the Compensation Committee
The compensation committee oversees our executive compensation and other compensation and benefit programs, serves as the administrator of our equity compensation plans and reviews, formulates and determines the design and amount of compensation for our executive officers, including the NEOs. Compensation decisions for our CEO are made by the compensation committee in executive session without our CEO present.
At the beginning of each year, the compensation committee reviews our executive compensation program, including incentive compensation plans and arrangements, assesses the quality, appropriateness and effectiveness of the program for its intended purposes and makes modifications to existing plans and arrangements or adopts new plans or arrangements as it deems necessary. The compensation committee also annually reviews our executive compensation strategy to ensure it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the compensation committee reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the compensation committee, from time to time, makes changes in our executive compensation program and also recommends changes to the remuneration of members of our Board.
Role of Management
Our CEO works closely with the compensation committee in determining the compensation of our NEOs and makes recommendations to the compensation committee as described below.
At the beginning of each year, our CEO reviews the performance of our other NEOs for the previous year and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation. These recommendations focus on the base salary, performance-based cash incentives and long-term incentive compensation for each of our NEOs, other than himself, based on our financial results, the individual’s contribution to these results and his or her individual performance. The compensation committee then reviews these recommendations and considers the other factors described in this proxy statement and makes decisions as to the target total direct compensation of each NEO, as well as the mixture of elements that will comprise each NEO’s compensation.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
While the compensation committee considers our CEO’s recommendations, it only uses these recommendations as one of several factors in making its decisions on the compensation of our NEOs. In all cases, the final decisions on NEO compensation matters are made by the compensation committee. Moreover, no NEO participates in the determination of the amounts or elements of his or her own compensation.
At the request of the compensation committee, our CEO typically attends a portion of each compensation committee meeting in which executive compensation is discussed, including meetings at which the compensation committee’s compensation consultant is present.
Role of the Compensation Consultant
Under its charter, the compensation committee has the authority to retain the services of one or more executive compensation advisers, including compensation consultants, legal counsel, accounting and other advisers, to assist in the creation of our compensation plans and arrangements and related policies and practices, as it determines necessary in its sole discretion. The compensation committee makes all determinations regarding the engagement, fees and services of these external advisers, and any external adviser reports directly to the compensation committee.
The compensation committee continued to engage Semler Brossy in 2024 to assess the competitiveness of executive compensation programs and practices to assist the compensation committee in making 2024 executive compensation decisions. During 2024, Semler Brossy also assisted the compensation committee in the design of the 2024 annual incentive and long-term incentive programs for executive officers. The compensation committee assessed the independence of Semler Brossy, most recently in February 2025, and concluded that it was independent of management and that its work had not raised any conflict of interest.
Use of Competitive Market Data
As part of its deliberations, the compensation committee considers competitive market data and related analyses on executive compensation levels and practices that are provided by Semler Brossy. Our compensation committee reviews and considers this market data, but did not engage in any benchmarking or targeting of any specific levels of pay for 2024 compensation actions.
In late 2023, Semler Brossy worked with the compensation committee to develop a group of “peer” companies for a competitive assessment of the pay programs for 2024. The companies included in the peer group were selected based on a set of financial and industry/business parameters to best reflect a group of companies most similar to us.
We used initial quantitative screens primarily as guides to inform our decision-making process in reviewing current or potential peers. The screening process for 2024 used similar parameters as 2023, focusing specifically on companies within defined ranges for revenue and market capitalization, the technology industry and additional qualitative parameters.
Specifically, the criteria the compensation committee used to assess our 2024 peer group are summarized below.
✓
Size and Scale:   Using our 2023 peer group as a starting point, we assessed potential changes to the peer group by identifying companies within a reasonable range of trailing 12 month total revenues and market capitalizations at the time of the compensation committee’s determination. This group of companies had between roughly 0.3x to 3.0x our trailing 12 month revenues and market capitalizations of less than $1 billion. Our trailing 12 months revenue of $152 million was positioned towards the bottom quartile of the group, which had median revenues of $205 million. Our market capitalization of $212 million was just above the group’s median market capitalization of $209 million.

✓
Industry and Business:   We identified innovative companies that focus on the automotive industry (excluding direct retailers), are heavily involved in providing technology-enabled marketing services, operate an online or digital marketplace enhancing consumer experiences or maintain significant partnerships with merchants and affiliations.

✓
Other Qualitative Factors:   We identified companies that are located in major metropolitan areas, had recent initial public offerings in the last three to five years or were strong talent competitors.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
Following this assessment, the compensation committee made significant updates to our peer group for 2024, including (i) removing the two companies from our 2023 peer group other than Cars.com with market capitalizations of over $1 billion (Zuora and PROS Holdings), (ii) removing two companies that had been acquired and therefore were no longer public (Quotient and ChannelAdvisor) and (iii) adding five companies to our peer group (eHealth, AdTheorent, Veritone, Illumin and Travelzoo) with a median of $139 million in annual revenues and median of $109 million in market capitalization and also met the additional industry and qualitative criteria above at the time of its assessment. The compensation committee made these changes in October 2023 to reduce the median revenue of our peer group to $205 million and the median market capitalization to $209 million as of roughly the end of the fourth quarter of 2023.
These changes moved the median size of the peer group closer to TrueCar compared to the peer group used in the prior year given the changes that had occurred within the 2023 group in the year following the selection of that group; as noted above, our revenues over the 12 months prior to the committee’s determination at the time of approximately $152 million and our market capitalization at the time of approximately $212 million. The resulting peer group for 2024 consisted of the following 19 companies:
1stdibs.com	Liquidity Services
AdTheorent	Mitek System
Cardlytics	ON24
Cars.com	OneSpan
DHI Group	PFSweb
eGain	Synchronoss Technologies
eHealth	TechTarget
Eventbrite	TravelZoo
EverQuote	Veritone
Illumin
The compensation committee also periodically reviews market data from the Radford Technology survey for companies that met the same size and scale parameters described above for our peer group, were in Radford’s “Software Products/Services” and “Internet/E-Commerce/Online Community” industries, had similar market valuation multiples (e.g., market cap-to-revenue multiples within one-third to three times ours) and excluded companies with materially different business models (e.g., semi-conductors, communications equipment). The compensation committee used the survey data to complement the available information regarding the peer companies as described above. Our compensation committee primarily used data from our peer group and used the data from the Radford survey only when there was a lack of sufficient comparative data available from our peer group. The data from our peer group and the data from the Radford Technology survey are collectively referred to in this proxy statement as market data.
In late 2024, the compensation committee again reviewed our peer group for purposes of assisting with pay decisions for 2025, taking into consideration our growth trajectory. After that review, the compensation committee removed two acquired peers (PFSweb and AdTheorent). The resulting changes positioned us within a smaller range on company revenues for the new peer group going forward.
Compensation Elements and 2024 Pay Decisions
Our 2024 NEO compensation program was comprised primarily of a base salary, an annual cash incentive opportunity and long-term equity incentives. This program emphasized “at-risk” pay (both cash incentives and equity incentives) while providing competitive packages to retain and motivate our key talent.
Base Salary
A base salary is a critical part of our NEO compensation program and establishes financial security for each NEO. We provide base salaries that are market-calibrated, equitable and a relatively small portion of our total compensation opportunities.
Generally, we establish base salaries after taking into account (i) a NEO’s position, qualifications and experience, (ii) market practice and (iii) the base salaries of our other executives. The compensation committee reviews the base

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
salaries of our NEOs from time to time, as well as at the time of a promotion or other significant change in responsibility, and makes adjustments to base salaries as determined necessary or appropriate.
In early February 2024, the compensation committee reviewed the base salaries of our then-serving NEOs, taking into account the considerations described above and market data. As a result, the compensation committee did not increase the base salaries of the then-serving NEOs at that time, determining that the 2023 base salaries continued to be market competitive and appropriately reflected our NEOs’ past and expected future contribution levels.
The table below illustrates the 2024 annual base salary rates of our NEOs compared to those in place as of year-end 2023. (See the “2024 Summary Compensation Table” for the actual salary paid to each NEO in 2024.)
Executive	2023 Base Salary	2024 Base Salary	% Change
Jantoon E. Reigersman	$500,000	$500,000	— %
Oliver M. Foley	$400,000	$400,000	—%
Jill S. Angel	$400,000	$400,000	—%
Jeffrey J. Swart	$400,000	$400,000	—%
Jay J. Ku	$400,000	$400,000	—%
Annual Cash Incentive Opportunity
The objective of our annual cash incentive program is to reward executives for achievement against pre-determined annual financial and operational objectives, which are typically established at the beginning of the year. The compensation committee uses a formula-based annual incentive program for the senior executive team. Each of our NEOs were eligible to participate in this program for 2024.
At the beginning of each year, the compensation committee reviews the annual target incentive opportunity for each NEO, including the CEO. For 2024, the compensation committee did not make any changes to existing targets.
Executive	2023 Target Incentive as % of Base Salary	2024 Target Incentive as % of Base Salary	% Change
Jantoon E. Reigersman	100%	100%	— %
Oliver M. Foley	50%	50%	—%
Jill S. Angel	50%	50%	—%
Jeffrey J. Swart	50%	50%	—%
Jay J. Ku	50%	50%	—%
In the first quarter of 2024, the compensation committee selected performance metrics for our executive annual cash incentive tied to financial performance in the first half of 2024. In the third quarter of 2024, the compensation committee selected performance metrics tied to financial performance in the second half of 2024. The compensation committee weighted the financial performance component for the first half of 2024 and the second half of 2024 each at 50%. In connection with selecting the financial performance metrics for the second half of 2024, the compensation committee also capped the total payout for the 2024 incentive program at 80% of target on a full-year basis.
The two financial objectives for the organization were based on (i) revenue targets of $89.8 million for the first half of 2024 and $98.1 million for the second half of 2024 and (ii) an annual Adjusted EBITDA (exclusive of executive bonus expense) target of $1.1 million for the first half of 2024 and $1.1 million for the second half of 2024. The payout for achievement with respect to these metrics for each half of 2024 is determined by reference to a matrix (reproduced below) to ensure a reasonable trade-off between growth and profitability, providing the opportunity to earn between 0% and 150% of the target incentive opportunity.

Compensation Discussion and Analysis
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PROXY STATEMENT
	H1 2024 Revenue** ($ millions)
H1 2024 Adjusted EBITDA* ($ millions)		$82.3	$84.8	$87.3	$89.8	$92.3	$94.8	$97.3
	$0.0	0%	20%	35%	50%	60%	70%	75%
	$0.4	20%	40%	55%	70%	80%	90%	95%
	$0.7	35%	55%	70%	85%	95%	105%	110%
	$1.1	50%	70%	85%	100%	110%	120%	125%
	$2.1	60%	80%	95%	110%	120%	130%	135%
	$3.1	70%	90%	105%	120%	130%	140%	145%
	$4.1	75%	95%	110%	125%	135%	145%	150%
	H2 2024 Revenue** ($ millions)
H2 2024 Adjusted EBITDA* ($ millions)		$90.6	$93.1	$95.6	$98.1	$100.6	$103.1	$105.6
	$0.0	0%	20%	35%	50%	60%	70%	75%
	$0.4	20%	40%	55%	70%	80%	90%	95%
	$0.7	35%	55%	70%	85%	95%	105%	110%
	$1.1	50%	70%	85%	100%	110%	120%	125%
	$2.1	60%	80%	95%	110%	120%	130%	135%
	$3.1	70%	90%	105%	120%	130%	140%	145%
	$4.1	75%	95%	110%	125%	135%	145%	150%
In early 2025, the compensation committee reviewed financial performance against the H1 and H2 financial goals. The committee concluded that the first half performance of revenues at $82.9 million and adjusted EBITDA (exclusive of executive bonus expense) at $1.69 million would yield an achievement of 54% and second half performance of revenues at $93 million and adjusted EBITDA (exclusive of executive bonus expense and legal fees incurred in the second half of 2024 that were associated with certain corporate matters outside of our ordinary course of business) at $1.33 million would yield an achievement of 67.2%. As a result the total overall annual incentive payout for 2024 was determined to be at 60.8% of target and we paid each of our NEOs an annual incentive payment equal to 60.8% of their target bonus as follows:
Executive	2024 Cash Bonus
Jantoon E. Reigersman	$304,000
Oliver M. Foley	$121,600
Jill S. Angel	$121,600
Jeffrey J. Swart	$121,600
Jay Ku	$121,600

*
“Adjusted EBITDA” is a financial measure not prepared in accordance with U.S. GAAP, calculated based on earnings as reflected in our audited consolidated financial statements, adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain or loss from equity method investment, certain restructuring charges, certain transaction costs, changes in the fair value of contingent consideration liability, goodwill impairment, lease exit gain or loss, impairment of right-of-use assets, other income, and income taxes. Refer to Annex A for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and Board to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance

Compensation Discussion and Analysis
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PROXY STATEMENT
comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA is widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
**
“Revenue” is determined in accordance with U.S. GAAP and is comprised of dealer revenue, consisting of fees paid by our dealer customers participating in our network of TrueCar Certified Dealers either on a per-vehicle basis for sales to our users or in the form of a subscription arrangement or purchasing our other products and services, such as our Trade products and OEM incentives revenue, consisting of fees paid by OEMs to promote the sale of their vehicles through the offering of consumer incentives to members of our affinity group marketing partners; and other revenue.

Long-Term Incentive Opportunities
Annual Equity Awards
We use long-term incentive compensation in the form of equity awards to align the interests of our executive officers, including our NEOs, with the interests of our stockholders. We believe that our executive officers will be strongly incentivized to act in a manner that cultivates opportunities for maximizing long-term value creation if they own significant amounts of our common stock. In 2024, the compensation committee delivered equity in a combination of PSUs and RSUs.
Based on feedback from stockholders and an ongoing review of competitive market practices, we introduced PSUs to the senior executive team in 2019 and have continued to grant PSUs annually to our executives. We believe that PSUs strengthen alignment with stockholders, complement the other time-vesting equity award grants by diversifying our management’s equity portfolio and promote a longer-term view of performance by measuring performance over a three-year period. For a description of the principal terms of the PSUs, please see the discussion that follows in this section, as well as the discussion under the heading “Potential Payments upon Termination, Change in Control or Certain Other Events — Treatment of PSUs” below.
In determining the size of the equity awards to grant to our executive officers, the compensation committee takes into consideration individual and overall company performance, market data, internal pay equity, the timing of the last equity grant, unvested equity values, compensation expense to us and stockholder dilution, as well as our CEO’s recommendations (except as to his own equity awards). The compensation committee uses its subjective judgment in considering all of the factors described above to arrive at the amounts it determines are appropriate for each individual NEO.
Each of our NEOs received annual equity awards in the first quarter of 2024. The annual award equity mix for 2024 consisted of 60% PSUs and 40% RSUs for each of our NEOs. In establishing these equity mixes, the compensation committee considered the various long-term incentive vehicles used by our peers and determined that the performance-weighting of the awards should be greater than 50%.
For the PSUs granted in 2024, executives have the opportunity to earn between 0% and 175% of the target number of PSUs based on our annualized total stockholder return determined by reference to our compound annual growth in stock price, or CAGR, compared to that of the Index, over a three-year period. The PSUs will generally be eligible to vest in early 2027, following the end of the three-year performance period, based on our relative CAGR compared to the Index. If our CAGR is equal to that of the Index, the target number of PSUs will vest. For every percentage point that our CAGR exceeds the Index, the number of PSUs that are eligible to vest in excess of target is increased by four percentage points, and for every percentage point that our CAGR is below the Index, the number of PSUs that are eligible to vest is decreased by four percentage points. Additionally, the compensation committee structured the 2024 PSUs to provide that if the company’s absolute CAGR is negative during the performance period of these PSUs, then the executives’ payout will be capped at 100% of target, irrespective of the extent to which our CAGR exceeds the Index.
In developing the performance goals and vesting structure of the PSUs, the compensation committee sought to be rigorous and to align the interests of management and our stockholders. Moreover, it chose a three-year measurement period to accentuate the long-term nature of the award and further align management with the interests of our

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
long-term stockholders. The compensation committee chose relative CAGR as the performance goal to provide a relative performance metric against an appropriate comparator group of companies to incentivize and reward not only returns to our stockholders, but also returns in excess of those generally available. At the end of the three-year performance period, the compensation committee will determine the level of achievement of our relative CAGR for the three-year performance period and then apply the resulting vesting to the grant amount to determine the total amount that will vest.
The table below reflects the annual equity grants awarded to our NEOs in 2024:
Executive	RSUs Granted	PSUs Granted
Jantoon E. Reigersman	370,526	555,789
Oliver M. Foley	117,894	176,842
Jill S. Angel	92,631	138,947
Jeffrey J. Swart	92,631	138,947
Jay J. Ku	117,894	176,842
Vesting of 2021 Performance Units
In 2021, the company granted certain of our NEOs who were then-serving as executives (Messrs. Reigersman and Swart) PSUs, or Series 2021 PSUs, that provide the opportunity to vest and be issued shares based on our total stockholder return determined by reference to our annualized CAGR compared to that of the Index, during the three-year period that ended on March 14, 2024, or the 2021 PSU Performance Period. Between 0% and 150% of the Series 2021 PSUs were eligible to vest, based on our relative annualized CAGR compared to the Index during the 2021 PSU Performance Period. For every percentage point that our CAGR exceeds that of the Index, the Series 2021 PSUs that are eligible to vest in excess of target is increased by two percentage points (such that if our annualized CAGR exceeds that of the Index by 25 percentage points, the maximum amount of 150% of target PSUs vest), and for every percentage point that our annualized CAGR is below that of the Index, the Series 2021 PSUs that are eligible to vest is decreased by two percentage points.
As previously disclosed, in March 2024, the compensation committee certified that the Company’s CAGR was -11.89% for the Performance Period, which represented 10 percentage points below the 1.77% CAGR for the Index. Accordingly, 80% of the target PSUs held by each of Messrs. Reigersman and Swart vested on March 21, 2024 and the remainder of the PSUs were forfeited. Ms. Angel and Messrs. Foley and Ku do not hold Series 2021 PSUs.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their salary deferrals are 100% vested when contributed. In 2024, we made discretionary matching contributions into the 401(k) plan of 100% of the first 3% of compensation contributed by the participant. Our matching contributions are fully vested after an employee completes four years of service, with 25% vesting annually. Employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code, or the Code. As a tax-qualified retirement plan, employer contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all employer contributions are deductible by us when made.
Perquisites and Other Benefits
We provide perquisites to our NEOs only to the extent that we believe it is appropriate to assist an individual in the performance of his or her duties, to increase his or her effectiveness or for recruitment and retention purposes. For 2024, these perquisites included medical expense reimbursements to assist our NEOs with their health and well-being. In addition, we provided Mr. Reigersman with memberships to the Young Presidents’ Organization (“YPO”), a global network of business leaders that provides for networking, educational and other professional development

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
opportunities. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column in the “Summary Compensation Table” and the accompanying footnotes below.
In the future, we may provide our executive officers with additional perquisites or other personal benefits not offered to our broader employee population. However, we do not anticipate that such perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Other Governance Items
Employment Agreements and Severance and Change in Control Protections
We have entered into employment agreements with each of our NEOs that provide certain severance benefits if a termination of employment occurs under specified circumstances and certain change in control benefits, which are described in “Executive Employment Agreements” below. Severance benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of us. We have provided our executives with severance in the event of certain qualifying terminations, and certain change in control benefits, because we understand that anxieties about future employment or transactions involving a change in control can result in the early departure or distraction of our executives to our detriment. We believe that providing these benefits helps to alleviate these uncertainties, and therefore provides our NEOs with incentives to forgo other employment opportunities to remain with us, and allows our executives to focus more fully on making decisions that are in the best interests of our stockholders. We believe that these arrangements serve as an important recruiting and retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value and driving our success.
The compensation committee determined the terms of these agreements. The employment agreements of our NEOs are generally similar, as in determining the appropriate severance and change in control benefit levels for executives in general, the compensation committee considered internal parity and length of service and reviewed relevant market data provided by our outside compensation consultant for other companies with which we compete for executive talent.
Hedging Policies
We have an insider trading policy that, among other things, prohibits insiders from engaging in short sales of our common stock, hedging of stock ownership positions and transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock.
Stock Ownership Guidelines
In 2018, we adopted formal stock ownership guidelines for our CEO, our CFO and our Executive Vice Presidents. Under our stock ownership guidelines, our CEO is expected to accumulate and hold a number of shares of our common stock with a value equal to six times his annual base salary, and each of our other NEOs who is currently employed by us is expected to accumulate and hold a number of shares of our common stock with a value equal to two times his or her annual base salary. The NEOs covered by the stock ownership guidelines are expected to satisfy them within five years from the individual’s date of hire (or the adoption of the guidelines for individuals hired before the effective date). As of March 31, 2025, each of our NEOs covered by the stock ownership guidelines was in compliance with the guidelines after taking all applicable phase-in periods required for such compliance into account. Specifically, as of March 31, 2025, Mr. Swart held a number of shares of our common stock that was sufficient to comply with the guidelines and Messrs. Reigersman and Foley each held a number of shares that was sufficient to comply without taking the applicable phase-in periods into account. Each of Ms. Angel and Mr. Ku was in compliance after taking the phase-in period into account, which will conclude with respect to them on April 18, 2027 and February 13, 2028, respectively.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
Recoupment of Incentive Compensation, or Clawback, Policy
Our compensation committee adopted a compensation recovery policy, which we refer to as the Rule 10D-1 Policy, effective October 2, 2023, in accordance with Rule 10D-1 promulgated under the Exchange Act and applicable Nasdaq listing standards. The Rule 10D-1 Policy applies to current and former executive officers of the Company as defined in Rule 10D-1, which we refer to as covered officers, and which includes our NEOs. The Rule 10D-1 Plan is administered by our compensation committee. The Rule 10D-1 Policy applies to certain incentive-based compensation, which we refer to as eligible compensation, and which is granted to covered officers and based wholly or in part upon our attainment of certain financial reporting measures and that is received by covered officers on or after October 2, 2023. In the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Rule 10D-1 Policy requires us to recover eligible compensation from our covered officers to the extent that such eligible compensation exceeds the amount of eligible compensation that otherwise would have been received had such eligible compensation been determined based on the restated amounts.
In addition, in 2018, we adopted a clawback policy, which we refer to as the clawback policy, applicable to our executive officers which still applies to incentive compensation received prior to October 2, 2023. If our compensation committee determines that an officer’s misconduct caused us to materially restate all or a portion of our financial results, under certain circumstances our compensation committee has the authority and discretion to pursuant to the clawback policy, within a period of time following the material restatement, require the officer to repay incentive compensation that would not have been payable absent the material restatement. Incentive compensation for purposes of this policy means an officer’s cash bonus and long-term equity-based compensation where the award size or vesting was contingent on our performance.
Equity Grant Timing and Equity Plan Information
We do not have a formal policy for the timing of equity award grants. Beginning in 2018, our compensation committee determined to initiate a practice of granting equity awards to our executive officers annually in the first half of the year, although grants may occur at other times during the year, including for new hires, promotions, to address special retention needs or otherwise as determined appropriate by the compensation committee. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information. We currently grant equity awards to the NEOs under the 2023 Plan.
Taxation of  “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any NEO, with a gross up or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 of the Code during 2024 and we have not agreed and are not otherwise obligated to provide any executive with such a gross up or other reimbursement.

Compensation Discussion and Analysis
2025 ANNUAL
PROXY STATEMENT
Compensation Committee Report
The compensation committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on that review and discussion, the compensation committee has recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Faye Iosotaluno (Chair)
Barbara Carbone
Diego Rodriguez

2025 ANNUAL
PROXY STATEMENT
2024 Summary Compensation Table
The following table shows compensation awarded to, paid to or earned by the persons named below for each of the years ended December 31, 2024, 2023 and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jantoon E. Reigersman President and CEO	2024	500,000	—	3,751,576	—	304,000	35,340(2)	4,590,916
	2023	471,402	—	2,887,564	—	386,000	81,052	3,826,018
	2022	443,750	—	2,556,270	—	165,308	10,599	3,175,927
Oliver M. Foley CFO	2024	400,000	—	1,193,681	—	121,600	13,802(4)	1,729,083
	2023	69,444	75,000(3)	733,966	—	26,650	1,212	906,272
Jill S. Angel COO	2024	400,000	—	937,891	—	121,600	15,089(5)	1,474,580
	2023	400,000	—	525,600	—	154,400	10,809	1,090,809
	2022	283,333	—	1,000,869	—	103,864	8,764	1,396,830
Jeffrey J. Swart EVP, General Counsel and Secretary	2024	400,000	—	937,891	—	121,600	40,005(6)	1,499,496
	2023	400,000	—	553,265	—	154,400	13,172	1,120,837
	2022	400,000	—	905,340	—	146,940	14,305	1,466,585
Jay J. Ku Chief Revenue Officer	2024	400,000	—	1,193,681	—	121,600	8,259(7)	1,723,540
	2023	354,546	—	612,169	—	136,210	8,360	1,111,285

(1)
The amounts reported represent the aggregate grant-date fair value of the RSUs and PSUs awarded to the named executive officer, calculated in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value reported in this column for 2024 are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For PSUs, the grant date fair value reported is based on the probable outcome of the performance condition as of the grant date. The aggregate grant date fair value of the PSUs, assuming the highest level of achievement under the award, is as follows for each NEO who received a PSU award:

	Grant Date Fair Value Assuming Maximum Achievement
	2024 PSU Grant	2023 PSU Grant	2022 PSU Grant
Jantoon E. Reigersman	$4,269,846	$1,506,694	$2,703,875
Oliver M. Foley	$1,358,586	$801,438	$—
Jill S. Angel	$1,067,459	$596,400	$1,049,709
Jeffrey J. Swart	$1,067,459	$627,791	$957,619
Jay J. Ku	$1,358,586	$607,084	$—

(2)
Amount includes 401(k) employer matching contributions of $10,350 and the aggregate incremental costs of perquisites and other personal benefits, which consist of a YPO membership, the Company’s executive medical reimbursement plan and life and disability insurance premiums.

(3)
Amount represents $75,000 in signing bonus paid to Mr. Foley pursuant to his employment agreement.

(4)
Amount includes 401(k) employer matching contributions of $10,350 and the aggregate incremental costs of perquisites and other personal benefits, which consist of the Company’s executive medical reimbursement plan, life and disability insurance premiums and an employee gift.

(5)
Amount includes 401(k) employer matching contributions of $10,350 and the aggregate incremental costs of perquisites and other personal benefits, which consist of the Company’s executive medical reimbursement plan and life and disability insurance premiums.

2025 ANNUAL
PROXY STATEMENT
(6)
Amount includes 401(k) employer matching contributions of $10,350 and the aggregate incremental costs of perquisites and other personal benefits, which consist of $27,766 for the Company’s executive medical reimbursement plan, as well as life and disability insurance premiums and employee gifts.

(7)
Amount includes 401(k) employer matching contributions of $7,086 and the aggregate incremental costs of perquisites and other personal benefits.

2025 ANNUAL
PROXY STATEMENT
2024 Grants of Plan-Based Awards Table
Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jantoon E. Reigersman	3/1/2024				22,231	555,789	972,630	—	2,439,914
	3/1/2024				—	—	—	370,526(4)	1,311,662
		25,000	500,000	750,000
Oliver M. Foley	3/1/2024				7,073	176,842	309,473	—	776,336
	3/1/2024				—	—	—	117,894(4)	417,345
		10,000	200,000	300,000
Jill S. Angel	3/1/2024				5,557	138,947	243,157	—	609,977
	3/1/2024				—	—	—	92,631(4)	327,914
		10,000	200,000	300,000
Jeffrey J. Swart	3/1/2024				5,557	138,947	243,157	—	609,977
	3/1/2024				—	—	—	92,631(4)	327,914
		10,000	200,000	300,000
Jay J. Ku	3/1/2024				7,073	176,842	309,473	—	776,336
	3/1/2024				—	—	—	117,894(4)	417,345
		10,000	200,000	300,000
(1)
The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been earned in 2024 under the 2024 annual incentive program for the senior executive team, based on the program as adopted in early 2024. As discussed in the Compensation Discussion and Analysis section of this proxy statement, the payout under the program was capped in mid-2024 to reduce the maximum performance-based opportunity to 80% of target on a full-year basis. The types and weighing of the performance measures under that program are described in the Compensation Discussion and Analysis section of this proxy statement.

(2)
Represents PSUs tied to total stockholder return based on our CAGR measured against the CAGR performance of the Index over a three-year performance period from March 15, 2024 through March 14, 2027. The PSUs provide an opportunity to earn 0% to 175% of the target number of PSUs granted. At the threshold level, 4% of the target number of PSUs granted will be earned; at the target level, 100% of the target number of PSUs granted will be earned; and at the maximum level, 175% of the target number of PSUs granted will be earned.

(3)
Amounts reflect aggregate grant date fair value of the RSUs and PSUs granted during 2024, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(4)
The RSUs vest over four years, with 1/16th of the total number of shares subject to the RSUs vesting on June 15, 2024 and an additional 1/16th vesting quarterly thereafter.

2025 ANNUAL
PROXY STATEMENT
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table provides information regarding equity awards held by our named executive officers at December 31, 2024.
Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price Per Share	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
		Exercisable	Unexercisable
Jantoon E. Reigersman	1/27/2021(1)	205,922	17,160	$4.67	1/27/2031
	1/27/2021(2)					30,364	113,258
	3/12/2021(3)	66,560	2,773	$5.18	3/12/2031
	3/12/2021(4)					4,902	18,284
	3/31/2022(5)							302,362	1,127,810
	3/31/2022(6)					80,000	298,400
	3/1/2023(7)							303,158	1,130,779
	3/1/2023(8)					113,684	424,041
	7/29/2023(9)					442,477	1,650,439
	3/1/2024(10)							555,789	2,073,093
	3/1/2024(11)					301,052	1,122,924
Oliver M. Foley	10/30/2023(7)							224,493	837,359
	10/30/2023(12)					121,875	454,594
	3/1/2024(10)							176,842	659,621
	3/1/2024(11)					95,789	357,293
Jill A. Angel	4/18/2022(5)							120,449	449,275
	4/18/2022(13)					45,336	169,103
	3/1/2023(7)							120,000	447,600
	3/1/2023(8)					45,000	167,850
	3/1/2024(10)							138,947	518,272
	3/1/2024(11)					75,263	280,731

2025 ANNUAL
PROXY STATEMENT
Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price Per Share	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
		Exercisable	Unexercisable
Jeffrey J. Swart	8/11/2016(14)	200,000	—	$10.85	8/11/2026
	6/10/2017(14)	146,736	—	$18.91	6/10/2027
	5/12/2018(14)	78,337	—	$9.59	5/12/2028
	3/15/2019(14)	54,432	—	$6.93	3/15/2029
	3/16/2020(14)	127,273	—	$2.68	3/16/2030
	3/12/2021(3)	46,592	1,941	$5.18	3/12/2031
	3/12/2021(4)					3,431	12,798
	3/31/2022(5)							107,086	399,431
	3/31/2022(6)					28,333	105,682
	3/1/2023(7)							126,316	471,159
	3/1/2023(8)					47,369	176,686
	3/1/2024(10)							138,947	518,272
	3/1/2024(11)					75,263	280,731
Jay J. Ku	2/25/2023(15)					65,789	245,393
	3/1/2023(7)							122,150	455,620
	3/1/2024(10)							176,842	659,621
	3/1/2024(11)					95,789	357,293

(1)
The remaining unvested options vest in four equal monthly installments beginning January 27, 2025, subject to continued service.

(2)
The award vests in two quarterly installments beginning January 15, 2025, subject to continued service.

(3)
The remaining unvested options vest in two equal monthly installments beginning January 15, 2025, subject to continued service.

(4)
The award vests in one quarterly installment beginning February 15, 2025, subject to continued service.

(5)
The PSUs and market value are calculated based on achieving threshold performance goals. The actual number of performance units that may vest will be determined by reference to our CAGR as measured against the CAGR performance of the Index over a three-year performance period from March 30, 2022 through March 29, 2025.

(6)
The award vests in five quarterly installments beginning March 15, 2025, subject to continued service.

(7)
The PSUs and market value are calculated based on achieving threshold performance goals. The actual number of performance units that may vest will be determined by reference to our CAGR as measured against the CAGR performance of the Index over a three-year performance period from March 15, 2023 through March 14, 2026.

(8)
The award vests in nine quarterly installments beginning March 15, 2025, subject to continued service.

(9)
The award vests in two annual installments beginning June 15, 2025, subject to continued service.

(10)
The PSUs and market value are calculated based on achieving threshold performance goals. The actual number of performance units that may vest will be determined by reference to our CAGR as measured against the CAGR performance of the Index over a three-year performance period from March 15, 2024 through March 14, 2027.

(11)
The award vests in thirteen quarterly installments beginning March 15, 2025, subject to continued service.

(12)
The award vests in thirteen quarterly installments beginning January 15, 2025, subject to continued service.

(13)
The award vests in seven quarterly installment beginning January 15, 2025, subject to continued service.

(14)
The shares subject to the option are fully vested and immediately exercisable.

(15)
The award vests in ten quarterly installments beginning February 15, 2025, subject to continued service.

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2024 Option Exercises and Stock Vested Table
The following table provides information, on an aggregate basis, regarding (i) stock options exercised during 2024, including the total number of shares acquired upon exercise and the aggregate value realized before payment of any applicable withholding tax and broker commissions, and (ii) RSUs and PSUs that vested during 2024.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jantoon E. Reigersman	—	—	617,107	1,963,310
Oliver M. Foley	—	—	50,230	168,994
Jill S. Angel	—	—	63,275	212,036
Jeffrey J. Swart	—	—	116,016	397,291
Jay J. Ku	—	—	48,421	163,508

(1)
The amount shown is the total gross dollar value realized upon the vesting of the RSUs and PSUs, based on the closing price of our common stock on the day prior to the vest date.

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Executive Employment Arrangements
We have employment agreements with Messrs. Reigersman, Foley, Swart and Ku and Ms. Angel. These agreements provide for at-will employment and generally include the NEO’s base salary, an indication of eligibility for an annual performance-based bonus opportunity, equity awards and certain severance and change in control benefits. These employment arrangements are described below and in “Potential Payments upon Termination, Change in Control or Certain Other Events” below.
Jantoon Reigersman
We entered into an employment agreement with Mr. Reigersman as of July 27, 2023 (the “Reigersman Employment Agreement”). Pursuant the Reigersman Employment Agreement, Mr. Reigersman was eligible for an annual performance-based bonus, to receive awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements we may have in effect from time to time and to participate in our executive benefit plans and programs on the same terms and conditions as other similarly-situated employees.
Please see “Potential Payments upon Termination, Change in Control or Certain Other Events” below for additional information about the Reigersman Employment Agreement.
Oliver Foley, Jill Angel, Jeffrey Swart and Jay Ku
We entered into employment agreements with Mr. Swart as of January 26, 2017 (the “Swart Employment Agreement”), with Mr. Foley as of September 25, 2023 (the “Foley Employment Agreement”), with Mr. Ku as of February 10, 2023 (the “Ku Employment Agreement”) and Ms. Angel on March 10, 2022 in connection with her appointment as Chief People Officer, which was amended on August 16, 2024, to account for her new title in connection with her appointment as Chief Operating Officer. Pursuant to their employment agreements, each of Messrs. Foley, Swart and Ku and Ms. Angel was eligible in 2024 to receive awards of stock options, restricted stock or other equity awards pursuant to any plans or arrangements we may have in effect from time to time and to participate in our executive benefit plans and programs on the same terms and conditions as other similarly-situated employees and for an annual performance-based bonus.
Please see “Potential Payments upon Termination, Change in Control or Certain Other Events” below for additional information about the Swart Employment Agreement, the Foley Employment Agreement, the Ku Employment Agreement and the Angel Employment Agreement.

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Potential Payments upon Termination, Change in Control or Certain Other Events
Reigersman Employment Agreement
Under the Reigersman Employment Agreement, if Mr. Reigersman’s employment is terminated for a reason other than “cause,” or he resigns from his employment for “good reason,” and, in each case, the termination occurs before a “change in control” (as such terms are defined in the Reigersman Employment Agreement), then, subject to Mr. Reigersman’s signing a separation and release of claims agreement with us he will receive as severance: (i) a lump-sum cash payment equal to 12 months of his base salary as in effect on the date of the termination; (ii) a lump-sum cash payment equal to payment of his full target bonus for the year in which the termination occurs, (iii) the immediate vesting of each of his then-outstanding and unvested equity awards as to the number of shares of our common stock subject to each equity award that otherwise would have vested had he remained an employee through the 12-month anniversary of his termination date (except with respect to PSUs, which will be treated as provided in the applicable PSU agreement) and (iv) reimbursement or direct payment, as determined by us, for medical, vision and dental coverage under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (the “COBRA Coverage”) for up to 12 months following his termination. If we cannot provide the COBRA Coverage to which Mr. Reigersman becomes entitled without a violation of applicable laws, we may instead provide a monthly cash payment, plus a gross-up amount to cover the taxes on the payment, during the 12 months following his termination (which Mr. Reigersman may, but does not have to, use toward his health care continuation costs). If we cannot provide these cash payments in lieu of COBRA Coverage without violating applicable law, then we will not provide Mr. Reigersman with the COBRA Coverage or these cash payments.
If Mr. Reigersman’s employment terminates due to his death or “disability” (as defined in the Reigersman Employment Agreement), regardless of whether before, on or after a change in control, then, subject to Mr. Reigersman’s (or his estate’s) signing a separation and release of claims agreement with us and his continued compliance with the Reigersman Employment Agreement and the confidential information agreement entered into with us, he (or his estate) will receive (i) immediate vesting as to 100% of his then-outstanding equity awards (except with respect to PSUs following a change in control, which will be treated as provided in the applicable PSU agreement); and (ii) the COBRA Coverage during the 12-month period following such termination due to death or disability, unless such reimbursements or direct payments would, in our determination, violate applicable law.
Under the terms of the Reigersman Employment Agreement, if Mr. Reigersman is terminated upon or after a change in control, then, subject to Mr. Reigersman’s signing a separation and release of claims agreement with us he will receive as severance: (i) a lump-sum cash payment equal to 24 months of his base salary as in effect on the date of the termination; (ii) a lump-sum cash payment equal to payment of 200% of his full target bonus for the year in which the termination occurs and (iii) 100% of each of his outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 60 days before the applicable change in control (except with respect to PSUs, which will be treated as provided in the applicable PSU agreement) and (iv) COBRA Coverage for up to 18 months following his termination (or the cash payments in lieu thereof, as described above, unless doing so would violate applicable laws).
Additionally, if a change in control occurs while Mr. Reigersman remains an employee, and he remains employed with us (or our successor or any of our or our successor’s subsidiaries) as of the first day following the 12-month

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anniversary of the change in control, then 100% of any of Mr. Reigersman’s equity awards that are both outstanding as of such date and were granted to him at least 60 days before the change in control will vest at such time (except with respect to PSUs, which will be treated as provided in the applicable award agreement).
The Reigersman Employment Agreement further provides that, if the severance payments and other benefits payable to Mr. Reigersman constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then his severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Reigersman on an after-tax basis of the greatest amount of benefits.
Foley Employment Agreement, Angel Employment Agreement, Swart Employment Agreement and Ku Employment Agreement
The severance and change in control-related terms of the Foley Employment Agreement, the Angel Agreement, the Swart Employment Agreement and the Ku Employment Agreement (collectively, the “Executive Employment Agreements”) related to potential payments upon termination, change in control and certain other events are generally the same, except as noted below. Except as noted, the description below applies to each Executive Employment Agreement, and refers to Messrs. Foley, Swart, Ku and Ms. Angel, as applicable, as the “Executive.”
The following summary is qualified in its entirety by reference to the Executive Employment Agreements, and references to “equity awards” do not, for purposes of this summary, include PSUs, whose treatment is discussed later in this section.
Under the Executive Employment Agreements, if we terminate the Executive’s employment with us for a reason other than “cause,” or the Executive resigns from his or her employment for “good reason,” and in each case, the termination occurs before a “change in control” (as such terms are defined in the Executive Employment Agreement and summarized below), then, subject to the Executive signing a release of claims agreement with us and his or her continued compliance with a confidential information agreement entered into with us, he or she will receive: (i) continuing payments of his or her base salary for a period of time beginning immediately after his or her separation of service through the date that is six months after the separation date, plus an additional two months for every fully completed year of service with us (measured from his or her original start date with us or any predecessor to us), but not to exceed a total of 12 months (the “Executive Severance Period”); (ii) the immediate vesting of each of his or her then-outstanding equity awards as to the number of shares that otherwise would have vested had he or she remained our employee through the 12-month anniversary of the termination date; and (iii) COBRA Coverage for up to the full Executive Severance Period. If we cannot provide the COBRA Coverage to which the Executive becomes entitled without a violation of applicable laws, we may instead provide a monthly cash payment, plus a gross-up amount to cover the taxes on the payment, during the Executive Severance Period (which the Executive may, but does not have to, use toward his or her health care continuation costs). If we cannot provide these cash payments in lieu of COBRA Coverage without violating applicable law, then we will not provide the Executive with the COBRA Coverage or these cash payments.
If the Executive’s employment terminates due to his or her death or “disability” (as defined in the Executive Employment Agreement and summarized below), regardless of whether before, on or after a change in control, then, subject to the Executive (or his or her estate) signing a release of claims agreement with us and his or her continued compliance with a confidential information agreement entered into with us, the Executive will receive: (i) immediate vesting as to 100% of his or her then-outstanding equity awards (except with respect to PSUs following a change in control, which will be treated as provided in the applicable PSU agreement); and (ii) the COBRA Coverage (but if the applicable COBRA Coverage is in violation of applicable laws, the Executive will not receive the COBRA Coverage or any cash payments in lieu thereof).
Under the terms of each Executive Employment Agreement, if we terminate the Executive’s employment for a reason other than cause, or the Executive resigns from his or her employment for good reason, and in each case, the termination occurs upon the closing of a change in control or later, then, subject to the Executive signing a release of claims agreement with us and his or her continued compliance with a confidential information agreement entered into with us, he or she will receive: (i) continuing payments of his or her base salary during the Executive Severance

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Period; (ii) immediate vesting as to 100% of his or her then-outstanding equity awards that were granted to him or her at least 90 days before the change in control; and (iii) the COBRA Coverage (or the cash payments in lieu thereof, as described above, unless doing so would violate applicable laws) up to the full Executive Severance Period.
If a change in control occurs while the Executive remains employed with us and he or she remains employed with us (or our successor) as of the first day immediately following the 12-month anniversary of the closing of the change in control, then 100% of any of the Executive’s then-outstanding equity awards that were granted at least 90 days before the change in control will vest and, if applicable, become fully exercisable.
Each of the Executive Employment Agreements provides that any severance payments and benefits to the Executive will be subject to a delay in payment if and to the extent required by Section 409A of the Code. If the severance payments and other benefits payable to an Executive constitute “parachute payments” under Section 280G of the Code and would be subject to the applicable excise tax, then the Executive’s severance and other benefits will be either delivered in full or delivered to such lesser extent as would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Executive on an after-tax basis of the greatest amount of benefits.
Treatment of PSUs
In 2022, 2023, and 2024, we issued performance-based RSUs, or PSUs, to our NEOs. The terms of the PSUs supersede any contrary terms of an NEO’s employment agreement. The following summary of the treatment of PSUs in connection with certain triggering events applies to each of our NEOs, regardless of the provisions of his or her individual employment agreement, and is qualified in its entirety by reference to the forms of PSU award agreements that we have previously filed. This section refers to Messrs. Reigersman, Foley, Swart, Ku and Ms. Angel, as applicable, as the “Executive.”
If the Executive experiences a qualifying termination or, with respect to Series 2023 PSUs or Series 2024 PSUs, retires, in each case, before a change in control and before the end of the performance period, then, subject to the Executive signing a release of claims agreement with us, he or she will remain eligible to vest on the date that the number of shares that will vest under the PSUs based on our performance against the metrics during the performance period, referred to as the “determination date,” in a pro-rata portion of his or her PSUs that would have vested on the determination date had he or she remained a service provider through the performance period, based on our comparative CAGR performance during the performance period. The pro-rata portion is determined by dividing the total number of days between the beginning of the performance period and the Executive’s termination date by the total number of days in the performance period. Any shares that vest under this provision will not be settled until the determination date, at which time those vested PSUs will be settled for common stock.
If a change in control occurs after the qualifying termination or after the Executive retires, but before the last day of the performance period, then, subject to the Executive signing a release of claims agreement with us, the pro-rata portion of the Executive’s PSUs in which the Executive will vest will be determined and settled based on our comparative CAGR performance during the portion of the performance period before and including the date of the change in control, with our ending stock price being the price of our stock in the change in control. We refer to this settlement exchange ratio as the CIC Achievement Level. If the acquiring entity assumes the Series 2023 PSUs or the Series 2024 PSUs, they will be settled on or shortly after the change in control; otherwise, they will be settled immediately before the change in control.
If the Executive dies or becomes disabled before the end of the performance period and before a change in control, the PSUs will immediately vest at target levels and each PSU will be settled for one share of our common stock.
If a change in control occurs while the Executive remains employed with us, his or her PSUs will settle at the CIC Achievement Level, subject to his or her continued employment through the end of the performance period, unless the acquiring entity does not assume the PSUs, in which case they vest and are settled immediately before the change in control.
If the Executive is terminated without cause or resigns for good reason after a change in control but before the end of the performance period, then, subject to the Executive signing a release of claims agreement with us, the Series 2023 PSUs and Series 2024 PSUs will vest and be settled promptly after the termination. With respect to the Series 2023 PSUs and Series 2024 PSUs, if a change in control occurs before the end of the performance period, if the Executive

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is retirement eligible or later becomes retirement eligible before the end of the performance period, a pro rata portion of the Series 2023 PSUs or Series 2024 PSUs will immediately vest and be settled at the CIC Achievement Level, with the proration determined by dividing the total number of days between the beginning of the performance period and the change in control date (or, if later, the date he or she became retirement eligible) by the total number of days in the performance period. If the Executive dies or becomes disabled after a change in control but before the end of the performance period, his or her PSUs will immediately vest and will be settled at the CIC Achievement Level.
Definitions
Except as noted, the description below applies to the Reigersman Employment Agreement and each of the Executive Employment Agreements, and each agreement refers to Messrs. Reigersman, Foley, Swart, Ku and Ms. Angel, as applicable, as the “Executive.” The following are summaries of the definitions included in the Reigersman Employment Agreement and the Executive Employment Agreements and the PSU award agreement, and are qualified in their entirety by reference to the Reigersman Employment Agreement, the Executive Employment Agreements and the PSU award agreement, as applicable.
As used in this section, “cause” means: (i) the Executive’s failure to perform his or her assigned duties or responsibilities as an employee (other than a failure resulting from the Executive’s disability and, in the case of the Reigersman Employment Agreement, any mental or physical impairment for which Mr. Reigersman is receiving income replacement under one of our disability plans) after written notice thereof from us describing the failure to perform such duties or responsibilities; (ii) the Executive engaging (and in the case of the Reigersman Employment Agreement, intentionally engaging) in any act of dishonesty, fraud or misrepresentation with respect to us; (iii) the Executive’s violation of any federal or state law or regulation applicable to our business or our affiliates (and in the case of the Reigersman Employment Agreement, that the Board determines is likely to injure our operations or reputation or prevent Mr. Reigersman from performing his duties); (iv) the Executive’s breach of any confidentiality agreement or invention assignment agreement; or (v) the Executive being convicted of, or entering a plea of nolo contendere to, any crime (or, in the case of the Reigersman Employment Agreement, any felony, crime of moral turpitude or crime that the Board determines is likely to injure our operations or reputation or prevent Mr. Reigersman from performing his duties). In the case of the Reigersman Employment Agreement, Mr. Reigersman must be given notice of the circumstances constituting “cause” and be provided with 15 days to cure the alleged deficiency, provided that Mr. Reigersman shall only be granted one opportunity to cure any such deficiency in any 12-month period. Each Executive Employment Agreement notes, for purposes of clarity, that the Executive’s termination of employment due to death or disability is not, by itself, deemed to be a termination by us other than for cause or a resignation for good reason.
As used in this section, “change in control” means: (i) a change in our ownership that occurs on the date that any person, or persons acting as a group, acquires ownership of our stock that, together with the stock held by such person, constitutes more than 50% of the total voting power of our stock; provided, that for purposes of this subsection (i), the acquisition of additional stock by any one person who is considered to own more than 50% of the total voting power of our stock will not be considered a change in control; provided, further, in the case of the Reigersman Employment Agreement and each Executive Employment Agreement, that our Board may, in its reasonable judgment, determine that any such change in the ownership of our stock as a result of a financing or otherwise for fundraising purposes, and in each case that is approved by the Board before the change in ownership, also will not be considered a change in control; (ii) in the case of the PSU award agreements only, a change in our effective control which occurs on the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (but if any person is considered to be in effective control of us, the acquisition of additional control by the same person will not be a change in control); or (iii) subject to certain exclusions specified in the Reigersman Employment Agreement, Executive Employment Agreements and the PSU award agreements, a change in the ownership of a substantial portion of our assets that occurs on the date that any person, or persons acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or persons) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately before the acquisition or acquisitions; provided, that our Board may determine in its reasonable judgment that certain asset transfers should not be considered to be a change in control due to extenuating factors. However, a transaction will not constitute a change in control if (x) its

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sole purpose is to change the state of our incorporation or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before the transaction. In addition, a transaction will not be deemed a change in control unless it qualifies as a change in control event within the meaning of Section 409A of the Code.
As used in this section, “disability” means the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.
As used in this section, “good reason” means the Executive’s resignation within 30 days following the expiration of a cure period (discussed below) following the occurrence of one or more of the following, without the Executive’s consent: (i) a material reduction in the Executive’s base salary, which reduction is not applicable to a majority of our senior management, excluding the substitution of substantially equivalent compensation and benefits; (ii) a material reduction of the Executive’s authority, duties or responsibilities, unless the Executive is provided with a comparable position; provided, that a reduction in authority, duties or responsibilities primarily by virtue of our being acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise will not constitute “good reason”; or (iii) a material change in the geographic location of the Executive’s primary work facility or location; provided, that a relocation of 50 miles or less from the Executive’s then-present location or to the Executive’s home as his or her primary work location will not be considered a material change in geographic location. For an event to qualify as good reason, the Executive must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of not less than 30 days following the date of such notice, and such grounds must not have been cured during such time and for all but Mr. Swart, any resignation for “good reason” must occur within two years of the initial existence of the acts or omissions constituting the grounds for “good reason.”
As used in this section, “qualifying termination” means, (x) the Executive’s termination without cause or (y) the Executive’s resignation for good reason.
As used in this section, “retirement” means, the Executive’s voluntary termination other than for good reason, on or after becoming retirement eligible.
As used in this section, “retirement eligible” means, as of a given date that occurs on or after May 15, 2024 with respect to the Series 2023 PSUs and May 15, 2025 with respect to the Series 2024 PSUs, (i) the Executive is a current service provider (as defined in the 2014 Plan or 2023 Plan, as applicable), (ii) the Executive is then at least age 65 and (iii) the Executive has continuously served as a service provider for not less than five years (measured back from, and inclusive of, the given date of determination).
Estimated Payments Upon Termination of Employment and/or a Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of 2024 pursuant to the employment and other agreements in effect at that time. Payments and benefits are estimated assuming that the triggering event took place on the last trading day of 2024 (December 31, 2024), and the price per share of our common stock is the closing price of our common stock on that date of $3.73. There can be no assurances that a triggering event would produce the same or similar results as those estimated below if it occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

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Name		Potential Payments Upon
	Benefit	Termination other than for Cause or a Resignation for Good Reason		Change in Control ($)(1)	Death or Disability ($)
		Prior to Change in Control ($)	Upon or Following Change in Control ($)
Jantoon E. Reigersman	Cash Severance(2)	1,000,000	2,000,000	—	—
	Vesting Acceleration of Equity Awards(3)	3,997,912 (4)	8,927,849(5)	7,198,393	7,959,029(6)
	Continued Coverage of Employee Benefits(7)	19,094	28,641	—	19,094
	Total Benefits	5,017,006	10,956,490	7,198,393	7,978,123
Oliver Foley	Cash Severance(8)	266,667	266,667	—	—
	Vesting Acceleration of Equity Awards(3)	839,885 (4)	2,989,655(5)	2,739,842	2,308,866(6)
	Continued Coverage of Employee Benefits(7)	21,715	21,715	—	32,573
	Total Benefits	1,128,267	3,278,037	2,739,842	2,341,439
Jill S. Angel	Cash Severance(8)	333,333	333,333	—	—
	Vesting Acceleration of Equity Awards(3)	1,077,103 (4)	2,392,022(5)	2,134,413	2,032,831(6)
	Continued Coverage of Employee Benefits(7)	27,144	27,144	—	32,573
	Total Benefits	1,437,580	2,752,499	2,134,413	2,065,404
Jeffrey J. Swart	Cash Severance(8)	400,000	400,000	—	—
	Vesting Acceleration of Equity Awards(3)	1,050,682 (4)	2,343,612(5)	2,081,364	1,964,759(6)
	Continued Coverage of Employee Benefits(7)	22,734	22,734	—	22,734
	Total Benefits	1,473,416	2,766,346	2,081,364	1,987,493
Jay J. Ku	Cash Severance(8)	266,667	266,667	—	—
	Vesting Acceleration of Equity Awards(3)	657,530 (4)	2,112,410(5)	1,904,317	1,717,926(6)
	Continued Coverage of Employee Benefits(7)	21,554	21,554	—	32,331
	Total Benefits	945,751	2,400,631	1,904,317	1,750,257

(1)
If a change in control occurs while the Executive remains employed by us and if he or she remains employed with us (or our successor) on the first day immediately following the 12-month anniversary of the closing of the change in control, then 100% of any of the Executive’s equity awards other than PSUs that both are outstanding as of such date and were granted to him at least 90 days (60 days, in the case of Mr. Reigersman) before the change in control will vest and, if applicable, become fully exercisable. If the change of control occurs during the three-year performance period applicable to the Executive’s PSUs, then the number of PSUs that vest in connection with the change of control will be determined based upon the Company’s CAGR performance measured against the Index companies’ CAGR performance during the portion of the performance period that precedes the effective date of the change of control, but if the acquiring or surviving company assumes or substitutes the PSUs with substantially similar equity awards, then they will not vest until the last day of the performance period (but with the number of PSUs vesting having been determined as of the closing of the change in control as described earlier). We have prepared this table on the assumption that the PSUs are not assumed in connection with a change of control.

(2)
Reflects the lump sum of 100% of Mr. Reigersman’s base salary during the 12 months following his termination and his full target bonus compensation for the year in which the termination occurs if such termination occurs prior to a change in control and 200% of Mr. Reigersman’s base salary and full target bonus if such termination occurs upon or following a change in control.

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(3)
Reflects the aggregate value of unvested option grants with an exercise price less than $3.73, the closing price of our common stock on the last trading day of 2024 (December 31, 2024), and other equity awards. For unvested option grants with exercise prices less than $3.73, the aggregate value is determined by multiplying (i) the number of shares subject to such options as of December 31, 2024 by (ii) the difference between $3.73 and the exercise price of such options. The amounts do not reflect any dollar value associated with the acceleration of options with exercise prices in excess of $3.73. For unvested RSUs, the aggregate value is determined by multiplying (x) the number of shares subject to such awards as of December 31, 2024 by (y) $3.73. For unvested PSUs, the aggregate value is determined by multiplying (A) the number of shares subject to such PSUs that potentially vest (subject to other vesting conditions described further in these notes) as of December 31, 2024 by (B) $3.73.

(4)
Reflects the value of the immediate vesting of each then-outstanding equity award (other than PSUs) as to the number of shares that otherwise would have vested had the Executive remained employed through the 12-month anniversary of the termination date. For PSUs, the value is determined by multiplying the target payout by the quotient obtained by dividing the total number of days from the beginning of the performance period to December 31, 2024 by the total number of days during the performance period.

(5)
Reflects the value of the immediate vesting of 100% of each then-outstanding RSU and option award that is both outstanding as of the Executive’s termination date and was granted to him or her at least 90 days (60 days, in the case of Mr. Reigersman) before the change in control. Reflects a 96% target value for PSUs granted in 2022, a 175% target value for PSUs granted in 2023, and a 108% target value for PSUs granted in 2024 because the respective PSUs would have vested at a value of 96%, 175%, and 108% had a change of control occurred on December 31, 2024 in light of the performance of the Company’s CAGR as compared to the CAGR of the Index companies.

(6)
Reflects the value of the immediate vesting of 100% of each then-outstanding RSU and option award that is outstanding as of the Executive’s termination date. For PSUs, reflects the immediate vesting of the target number of PSUs.

(7)
Reflects the estimated cost of COBRA or benefits continuation coverage, as applicable, during the Severance Period. The Severance Period is defined for all Executives other than Mr. Reigersman as the period of time beginning immediately after the Executive’s separation of service through the date that is six months after the separation, plus an additional two months for every fully completed year of service up to a maximum of 12 months and defined with respect to Mr. Reigersman as 12 months after his separation of service unless Mr. Reigersman is terminated for reason other than cause (and not due to death or disability) or resigns for good reason, in each case, upon or after a change in control, in which case the Severance Period with respect to Mr. Reigersman will be 18 months following his separation of service.

(8)
Reflects the continuing payments of the Executive’s base salary during the Executive’s Severance Period.

2023 Equity Incentive Plan and 2014 Equity Incentive Plan
Our stockholders approved the 2023 Plan at our June 2023 Annual Meeting of Stockholders. The 2023 Plan serves as the successor to the 2014 Plan, which was terminated when the 2023 Plan was adopted. Prior awards granted under the 2014 Plan continue to be subject to the terms and provisions of the 2014 Plan. Each of the 2023 Plan and the 2014 Plan provides that in the event of a “merger” or “change in control” as defined under the applicable plan, each outstanding award will be treated as the administrator determines, except that if a successor company or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then the award will fully vest, all restrictions on the award will lapse, all performance goals or other vesting criteria applicable to the award will be deemed achieved at 100% of target levels and the award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. Under each plan, if the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options, RSUs and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse and all performance goals or other vesting requirements for his or her PSUs will be deemed achieved at 100% of target levels, and all other terms and conditions met.

2025 ANNUAL
PROXY STATEMENT
Equity Compensation Plan Information
Securities Authorized for Issuance Under Equity Compensation Plan
The following table sets forth information regarding our equity compensation plans as of December 31, 2024:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plan approved by stockholders(1)	10,054,841(2)	$9.61(3)	20,451,887(4)
Equity compensation plan not approved by stockholders	—	$—	—

(1)
Includes the 2014 Plan and 2023 Plan.

(2)
Includes shares of common stock subject to outstanding options, 8,736,718 shares of common stock subject to RSUs and PSUs (at target) that entitle each holder to one share of common stock for each RSU or PSU that vests over the holder’s period of continued service or performance period, as applicable.

(3)
Weighted-average exercise price does not include shares issuable upon vesting of RSUs or PSUs, which have no exercise price.

(4)
All remaining shares may be issued as full-value awards.

2025 ANNUAL
PROXY STATEMENT
CEO Pay Ratio
Set forth below is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees for 2024.
For 2024, our CEO’s total annual compensation, as reported in the Summary Compensation Table, was $4,590,916 and the median of the annual total compensation of our other employees was $187,154. Based on this information, for 2024, the ratio of the annual total compensation of Mr. Reigersman to the median of the annual total compensation of all other employees was 25 to 1.
The SEC rules allow us to identify our median compensated employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Since December 31, 2023, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We therefore used the same median compensated employee to calculate our 2024 pay ratio as was used for purposes of our 2023 pay ratio.
In 2023, we identified our median compensated employee from our employee population as of December 31, 2023, using W-2 wages paid to our employees in fiscal year 2023 as our consistently-applied compensation measure. Since all of our employees were located in the United States, we did not make any cost-of-living adjustments or foreign currency conversions. In addition, although permitted under SEC rules, we did not annualize the compensation of employees who were not employed with us for the full fiscal year, and therefore the W-2 wages of some employees was lower than it would have been had the compensation been annualized.
The pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2025 ANNUAL
PROXY STATEMENT
PAY VERSUS
PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section beginning on page 20.
Required Tabular Disclosure of Pay versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K under the Exchange Act, or Regulation S-K. Use of the term “compensation actually paid,” or CAP, is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(3)	Summary Compensation Table Total for Current PEO(2)	Compensation Actually Paid to Current PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually paid to Non-PEO NEOs(5)	Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Income (loss) (millions)(8)	Adjusted EBITDA (millions)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	$—	$—	$4,590,916	$4,573,729	$1,606,675	$1,657,589	$78.53	$158.48	$(31.05)	$1.64
2023	$4,811,134	$1,580,913	$3,826,018	$6,146,011	$1,173,934	$1,435,267	$72.84	$118.90	$(49.77)	$(13.69)
2022	$4,508,812	$2,072,029	$—	$—	$2,321,256	$1,224,363	$52.84	$81.51	$(118.69)	$(29.95)
2021	$3,608,731	$1,545,311	$—	$—	$1,221,066	$489,836	$71.58	$134.42	$(38.33)	$4.89
2020	$3,635,922	$5,223,052	$—	$—	$1,476,475	$965,362	$88.42	$137.33	$76.54	$42.10
(1)
The dollar amounts reported are the total compensation reported for Michael D. Darrow (our former Chief Executive Officer and PEO) in the “Total” column of the Summary Compensation Tables included in the Company’s prior proxy statements for the applicable years.

(2)
The dollar amounts reported are the amounts of total compensation reported for Jantoon E. Reigersman (our Chief Executive Officer and PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “2024 Summary Compensation Table,” above.

(3)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to Messrs. Darrow and Reigersman, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Darrow or Reigersman during the applicable years. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Darrow’s and Reigersman’s total compensation for each year to determine the compensation actually paid:

2025 ANNUAL
PROXY STATEMENT
Year	Reported Summary Compensation Table Total for Former PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to Former PEO ($)
2024	$—	$—	$—	$—
2023	$4,811,134	$(3,306,341)	$76,120	$1,580,913
2022	$4,508,812	$(3,467,996)	$1,031,213	$2,072,029
2021	$3,608,731	$(3,008,492)	$945,072	$1,545,311
2020	$3,635,922	$(2,659,693)	$4,246,823	$5,223,052
Year	Reported Summary Compensation Table Total for Current PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to Current PEO ($)
2024	$4,590,916	$(3,751,576)	$3,734,389	$4,573,729
2023	$3,826,018	$(2,887,564)	$5,207,557	$6,146,011
2022	$—	$—	$—	$—
2021	$—	$—	$—	$—
2020	$—	$—	$—	$—

(a)
The grant date fair values of stock awards and option awards represent the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The stock award and the option award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. We used a Monte Carlo simulation to determine the grant date fair value of our 2020 through 2024 equity awards that would vest based on our annualized CAGR compared to that of the Russell 2000 Total Return Index and revalued those awards as of the end of the year for the interim years during the performance period (as applicable) using the same valuation methodology for purposes of this table. We remeasured the fair value at the end of the applicable performance periods and on vesting dates based on the payout resulting from our annualized CAGR compared to that of the Russell 2000 Total Return Index and the closing price of our common stock on the vesting date, as previously disclosed in the Company’s prior proxy statements related the applicable vesting period. The remeasured fair value of the March 2020 awards was $5.00 per share as of December 31, 2020, $3.12 per share as of December 31, 2021 and $2.18 per share as of December 31, 2022. The remeasured fair value of the March 2021 awards was $2.72 as of December 31, 2021, $2.14 per share as of December 31, 2022 and $2.80 per share as of December 31, 2023. The remeasured fair value of the March 2022 awards was $2.68 as of December 31, 2022, $3.96 as of December 31, 2023 and $3.41 as of December 31, 2024. The remeasured fair value of the March 2023 awards was $4.74 as of December 31, 2023 and $5.01 as of December 31, 2024. The remeasured fair value of the March 2024 awards was $4.45 as of December 31, 2024. We used the Black-Scholes option-pricing model to determine the grant date fair value of stock options awards granted to our employees. We granted these stock options awards at the money and used the “simplified” method as describe in SAB Topic 14 Question 6 to estimate the expected term. Since these options were no longer at the money after the grant date, we used Rev. Proc. 2003-68 to re-value these stock options awards for purposes of this table. The range of fair values of remeasured

2025 ANNUAL
PROXY STATEMENT
stock option awards for our PEO are as follows: (i) for 2020, between $0.65 and $3.47; (ii) for 2021, between $0.88 and $4.21; and (iii) for 2022, between $0.40 and $2.48. The amounts deducted or added in calculating the stock award and the option award adjustments are as follows:
Former PEO
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments
2024	$—	$—	$—	$—	$—	$—
2023	$192,634	$344,924	$541,894	$(135,407)	$(867,925)	$76,120
2022	$1,810,447	$(751,394)	$113,263	$(132,318)	$(8,785)	$1,031,213
2021	$1,438,189	$(923,537)	$287,084	$143,336	$—	$945,072
2020	$3,805,266	$(114,853)	$740,818	$(184,408)	$—	$4,246,823
Current PEO
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments
2024	$3,596,185	$96,039	$234,127	$(191,962)	$—	$3,734,389
2023	$4,301,593	$788,332	$107,243	$10,389	$—	$5,207,557
2022	$—	$—	$—	$—	$—	$—
2021	$—	$—	$—	$—	$—	$—
2020	$—	$—	$—	$—	$—	$—

(4)
The dollar amounts reported in Column (f) represent the average of the amounts reported for our NEOs as a group (excluding our PEO) (the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for 2024, Oliver M. Foley, Jill S. Angel, Jeffrey J. Swart and Jay J. Ku, for 2023, Oliver M. Foley, Teresa T. Luong, Jeffrey J. Swart and Jay J. Ku, for 2022, Jantoon E. Reigersman and Jeffrey J. Swart, for 2021, Jantoon E. Reigersman, Kristin M. Slanina, Simon E. Smith, Jeffrey J. Swart and Charles C. Thomas and for 2020, Kristin M. Slanina, Simon E. Smith, Jeffrey J. Swart, Charles C. Thomas and Noel B. Watson.

(5)
The dollar amounts reported in Column (g) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note (3):

2025 ANNUAL
PROXY STATEMENT
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	$1,606,675	$(1,065,786)	$1,116,700	$1,657,589
2023	$1,173,934	$(673,175)	$934,508	$1,435,267
2022	$2,321,256	$(1,730,805)	$633,912	$1,224,363
2021	$1,221,066	$(844,423)	$113,193	$489,836
2020	$1,476,475	$(1,066,211)	$555,098	$965,362

(a)
The stock award and the option award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. We used a Monte Carlo simulation to determine the grant date fair value of our 2020 through 2024 equity awards that would vest based on our annualized CAGR compared to that of the Russell 2000 Total Return Index and revalued those awards as of the end of the year for the interim years during the performance period (as applicable) using the same valuation methodology for purposes of this table. We remeasured the fair value at the end of the applicable performance periods and on vesting dates based on the payout resulting from our annualized CAGR compared to that of the Russell 2000 Total Return Index and the closing price of our common stock on the vesting date, as previously disclosed in the Company’s prior proxy statements related the applicable vesting period. The remeasured fair value of the March 2020 awards was $5.00 per share as of December 31, 2020, $3.12 per share as of December 31, 2021 and $2.18 per share as of December 31, 2022. The remeasured fair value of the March 2021 awards was $2.72 as of December 31, 2021, $2.14 per share as of December 31, 2022 and $2.80 per share as of December 31, 2023. The remeasured fair value of the March 2022 awards was $2.68 as of December 31, 2022, $3.96 as of December 31, 2023 and $3.41 as of December 31, 2024. The remeasured fair value of the March 2023 awards was $4.74 as of December 31, 2023 and $5.01 as of December 31, 2024. The remeasured fair value of the March 2024 awards was $4.45 as of December 31, 2024. We used the Black-Scholes option-pricing model to determine the grant date fair value of stock options awards granted to our employees. We granted these stock options awards at the money and used the “simplified” method as describe in SAB Topic 14 Question 6 to estimate the expected term. Since these options were no longer at the money after the grant date, we used Rev. Proc. 2003-68 to re-value these stock options awards for purposes of this table. The range of fair values of remeasured stock option awards for our Non-PEO NEOs are as follows: (i) for 2020, between $0.53 and $3.44; (ii) for 2021, between $0.88 and $4.13; and (iii) for 2022, between $0.40 and $2.37. The amounts deducted or added in calculating the total average stock and option award adjustments are as follows:

2025 ANNUAL
PROXY STATEMENT
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments
2024	$1,021,643	$32,826	$66,512	$(4,281)	$—	$1,116,700
2023	$855,739	$66,849	$40,169	$(5,616)	$(22,633)	$934,508
2022	$902,151	$(276,657)	$75,509	$(63,606)	$(3,485)	$633,912
2021	$415,804	$(46,854)	$83,038	$67,584	$(406,379)	$113,193
2020	$759,566	$(49,529)	$239,081	$(75,258)	$(318,762)	$555,098

(6)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2020, 2021, 2022, 2023 or 2024.

(7)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. As permitted by SEC rules, the peer group used for this purpose is the group of companies included in the RDG Internet Composite Index, which is the industry peer group used in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2024. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on pages 24 and 25.

(8)
Net income (loss) attributable to TrueCar as reported in the Company’s consolidated financial statements included in our 2024 Annual Report on Form 10-K. The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

(9)
As required by Item 402(v) of Regulation S-K, we have determined that Adjusted EBITDA is the Company-Selected Measure, the calculation of which is described in our Annual Report on Form 10-K for the year ended December 31, 2024. Additional information regarding our use of non-GAAP measures and reconciliations to the most directly comparable GAAP measure can be found on Annex A. Adjusted EBITDA may not have been the most important financial performance measure for years presented and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2025 ANNUAL
PROXY STATEMENT
Pay versus
Performance: Most Important Measures
The most important financial performance measures used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 20.
Most Important Performance Measures
Adjusted EBITDA(1)
Revenue
Compound annual growth in stock price

(1)
Refer to Annex A, “Reconciliation of adjusted EBITDA to GAAP net income (loss)” for a reconciliation of the non-GAAP measure presented to the most directly comparable GAAP measure.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the RDG Internet Composite Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

2025 ANNUAL
PROXY STATEMENT
Comparison of 5 Year Cumulative Total Return
Pay versus Performance: TSR

TrueCar CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 investment from 12/31/2019
$0
$1
$2
$3
$4
$5
$6
$7
$0
$20
$40
$60
$80
$100
$120
$140
$160
$180
$200
$5.22
$0.97
$0.00
$1.55
$0.49
$0.00
$2.07
$1.22
$0.00
$1.58
$1.44
$6.15
$0.00
$1.66
$4.57
$137
$134
$82
$119
$158
$88
$72
$53
$73
$79
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Michael D. Darrow
PEO CAP ($M) - Jonkheer Jantoon Reigersman
Avg NEO CAP ($M)
TRUE TSR
RDG Internet Composite TSR

2025 ANNUAL
PROXY STATEMENT
Pay versus Performance: Net Income

TrueCar CAP vs Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$7
$6
$5
$4
$3
$2
$1
$0
$150
$100
$50
$0
($50)
($100)
($150)
$5.22
$0.97
$0.00
$77
$1.55
$0.49
$0.00
($38)
$2.07
$1.22
$0.00
($119)
$1.58
$1.44
$6.15
($50)
$0.00
$1.66
$4.57
($31)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Michael D. Darrow
PEO CAP ($M) - Jonkheer Jantoon Reigersman
Avg NEO CAP ($M)
Net Income ($M)

Pay versus Performance: Adjusted EBITDA

TrueCar CAP vs Adjusted EBITDA ($ in Millions)
Compensation Actually Paid ($M)
Adjusted EBITDA ($ in Millions)
$0
$1
$2
$3
$4
$5
$6
$7
$50
$40
$30
$20
$10
$0
($10)
($20)
($30)
($40)
($50)
$42
$5
($30)
($14)
$2
$5.22
$0.97
$0.00
$1.55
$0.49
$0.00
$2.07
$1.22
$0.00
$1.58
$1.44
$6.15
$0.00
$1.66
$4.57
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Michael D. Darrow
PEO CAP ($M) - Jonkheer Jantoon Reigersman
Avg NEO CAP ($M)
Adjusted EBITDA ($ in Millions)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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CERTAIN RELATIONSHIPS AND RELATED PARTY AND OTHER TRANSACTIONS
In addition to the director and executive officer compensation arrangements and indemnification arrangements discussed above under “Executive Officers, Directors and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Indemnification of Officers and Directors
Our Charter and Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
In addition to the indemnification required in our Charter and Bylaws, we have entered into an indemnification agreement with our directors and officers. These agreements provide for indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. We believe that these Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
AutoNation
AutoNation, Inc. (“AutoNation”) and one of its affiliates beneficially owned 6.2% of our Common Stock at December 31, 2024 based on the Schedule 13G filed with the SEC by AutoNation on November 4, 2022. AutoNation has been a longstanding TrueCar Certified Dealer pursuant to the TrueCar Dealer Master Terms and Conditions and Service Terms we entered into with AutoNation on April 29, 2016 (the “AutoNation Dealer Agreement”). Under the AutoNation Dealer Agreement, we provide AutoNation access to certain of our automotive-related products and services, including, among other things, the automotive information and communication platform and data analytics service that we provide to other dealers.
Under the AutoNation Dealer Agreement, for the year ended December 31, 2024, we received cash payments from AutoNation of $7,857,294. We believe that the AutoNation Dealer Agreement is on terms no less favorable to us than we could have obtained from unaffiliated third parties.

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Policies and Procedures for Related-Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review, approve or disapprove and oversee any related-party transactions.

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AUDIT COMMITTEE REPORT
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other TrueCar filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.
The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024 with our management. In addition, the audit committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP.
Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by:
Barbara A. Carbone (Chair)
Robert E. Buce
Faye M. Iosotaluno

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PROPOSAL ONE: ELECTION OF DIRECTOR
Our Board currently consists of six members. Effective at the Annual Meeting, the Board will consist of five members. In accordance with our Charter, our Board is divided into three classes with staggered three-year terms. At the Annual Meeting, one director will be elected for a three-year term.
Nominees
Our nominating committee recommended, and our Board approved Faye M. Iosotaluno as nominee for election to the Board at the Annual Meeting. Ms. Iosotaluno is currently a director of the Company. Mr. Buce, a current Class II director, is retiring from service on the Board effective at the Annual Meeting. If elected, Ms. Iosotaluno will serve as a director until our annual meeting in 2028, and until a successor is qualified and elected or until her earlier resignation or removal. Please see “Executive Officers, Directors and Corporate Governance” in this proxy statement for information concerning the nominees.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Faye M. Iosotaluno. If Ms. Iosotaluno is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that Ms. Iosotaluno would be unable or unwilling to serve as a director.
Vote Required
Directors are elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.
The Board recommends that stockholders vote “FOR” the election of Faye M. Iosotaluno as a Class II director to serve until the 2028 annual meeting of stockholders or until her successor is duly elected and qualified.

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PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and recommends that stockholders vote for ratification of that appointment. The audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year, notwithstanding the results of any vote and despite the fact it has already appointed PwC, if the audit committee believes that a change in our independent registered public accountant would be in our best interests and those of our stockholders. If our stockholders do not ratify this appointment, the audit committee may consider whether it should appoint another independent registered public accounting firm.
PwC served as our independent registered public accounting firm for the 2023 and 2024 fiscal years. We expect that representatives of PwC will be present at the virtual Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Principal Accounting Fees and Services
The following table sets forth all fees accrued or paid to PwC for the years ended December 31, 2023 and 2024:
	Fiscal Year
	2023	2024
Audit Fees	$1,650,000	$1,763,257
Audit-Related Fees	—	—
Tax Fees	19,000	31,476
All Other Fees	900	2,000
Total	$1,669,900	$1,796,733
Audit fees cover professional services provided by PwC in connection with the audit of our annual financial statements and an audit of the effectiveness of internal control over financial reporting, quarterly reviews of financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q and professional services rendered in connection with comfort letters, consents and reviews of other documents filed with the SEC.
Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence activities relating to mergers and acquisitions and consultations concerning financial accounting and reporting standards.

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Tax fees cover tax services provided by PwC including detailed tax studies (Section 382 studies), tax planning projects, consultation, tax advice related to mergers and acquisitions, and tax compliance services.
All other fees cover license fees for accounting research and disclosure software.
Pre-approval Policy.   Under our audit committee’s charter, the audit committee is required to pre-approve all audit services and to pre-approve (or approve subsequently, where permitted by law) all non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of those services does not impair the public accounting firm’s independence. In fiscal years 2023 and 2024, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” that PwC billed were approved by the audit committee in accordance with the audit committee’s charter and other applicable legal requirements, including pursuant to pre-approval policies and procedures established by the audit committee in accordance with the audit committee’s charter and applicable law.
The audit committee has determined that PwC’s rendering of other professional services for tax compliance and tax advice is compatible with maintaining PwC’s independence.
Vote Required
The affirmative vote of the holders of a majority of the shares of our common stock present virtually or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2025. A share that abstains on this proposal is treated as a share present virtually or represented by proxy and entitled to vote and, therefore, will have the effect of a vote “against” ratifying PwC as our independent registered public accounting firm. Broker non-votes, if any, will have no effect on the outcome of the vote.
The Board, at the audit committee’s recommendation, recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement.
This proposal, commonly referred to as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed in the section entitled “Executive Compensation” of this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of TrueCar, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, the result will not be binding on the Board or the compensation committee. The say-on-pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. The next scheduled say-on-pay vote will be at the 2026 annual meeting of stockholders.
The Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of our executive compensation, as discussed in this proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
Santa Monica, California
April 8, 2025

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PROXY STATEMENT
ANNEX A −
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This proxy statement contains information regarding Adjusted EBITDA and free cash flow, which are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, gain or loss from equity method investment, changes in the fair value of contingent consideration liability, lease exit gain or loss, impairment of right-of-use (“ROU”) assets, transaction costs, interest accretion for terminated leases, restructuring charges, goodwill impairment, other income, and income taxes.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. In addition, our Adjusted EBITDA measure may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA in the same manner as we calculate this measure.
We use Adjusted EBITDA as an operating performance measure as it is (i) an integral part of our reporting and planning processes; (ii) used by our management and Board to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA is widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt-service capabilities.

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We define free cash flow as cash flow from operating activities less capital expenditures. Free cash flow should not be considered as an alternative to cash flow from operating activities or any other measure of liquidity calculated and presented in accordance with GAAP. In addition, our free cash flow measure may not be comparable to similarly titled measures of other organizations as they may not calculate free cash flow in the same manner as we calculate this measure.
We use free cash flow as a liquidity measure because it is used by management to make financial and strategic planning decisions based on cash availability after funding the needs of our primary business activities. We believe that using free cash flow facilitates comparison of cash available for potential future investment opportunities because it excludes cash flows that are not in support of the core business operations and funds from external financing.
The following table presents a reconciliation of net loss to Adjusted EBITDA for each of the periods presented:
	Year Ended December 31,
	2024	2023	2022
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(31,048)	$(49,766)	$(118,685)
Non-GAAP adjustments:
Interest income	(6,147)	(6,718)	(2,565)
Depreciation and amortization	18,035	17,699	16,520
Stock-based compensation	11,730	14,299	17,681
Gain from equity method investment(1)	—	—	(1,845)
Change in fair value of contingent consideration liability	372	931	359
(Gain) loss from lease exit(2)	—	(1,477)	214
Impairment of right-of-use (“ROU”) assets(3)	6,880	2,376	—
Transaction costs(4)	—	—	1,200
Restructuring charges(5)	1,474	8,947	—
Goodwill impairment(6)	—	—	59,775
Interest accretion for terminated lease(7)	330	—	—
Other income	—	—	(40)
Provision for (benefit from) income taxes	15	17	(2,560)
Adjusted EBITDA	$1,641	$(13,692)	$(29,946)

(1)
The excluded amounts include a $1.8 million from changes in fair value of a derivative asset recognized from the sale of our equity method investment in Accu-Trade during the first quarter of 2022.

(2)
The excluded amount represents lease exit gains and losses associated with certain of our previous office locations. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(3)
The excluded amount represents impairment charges on our ROU assets associated with certain of our existing office locations. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(4)
The excluded amount represents external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the Digital Motors acquisition. The excluded amounts also included $0.25 million associated with acceleration of unvested options to purchase shares of Digital Motors stock held by Digital Motors employees at the time of the acquisition that are accounted for as post-combination

2025 ANNUAL
PROXY STATEMENT
compensation expense. These expenses are included in general and administrative expenses in our consolidated statements of comprehensive income (loss). We consider these fees and costs, which are associated with merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(5)
The excluded amounts represent charges associated with the realignment of the Company’s leadership structure beginning in the third quarter of 2023, as well as charges associated with the Restructuring Plan undertaken in the second quarter of 2023 to improve efficiency and reduce expenses. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(6)
The excluded amounts represent a non-cash impairment charge we recognized on our goodwill during the third quarter of 2022.

(7)
The excluded amount represents the accretion of interest on the lease liability associated with the terminated office lease at 1401 Ocean Avenue, Santa Monica, California. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

The following table presents a reconciliation of cash flow from operating activities to free cash flow for the period presented:
Three Months Ended December 31, 2024
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
Net cash provided by operating activities	$5,855
Non-GAAP Adjustments:
Purchase of property and equipment	(1,709)
Free cash flow	$4,146
Net cash used in investing activities(1)	$(1,709)
Net cash used in financing activities	$(6,820)

(1)
Net cash used in investing activities includes purchase of property and equipment, which is included in our computation of Free Cash Flow.

TRUECAR, INC.225 SANTA MONICA BLVD, 12TH FLOORSANTA MONICA, CA 90401 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on May 21, 2025. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TRUE2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on May 21, 2025. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62694-P26882 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TRUECAR, INC. The Board of Directors recommends you vote FORthe following: 1. Election of Director Nominee: For Withhold 1a. Faye Iosotaluno The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year endingDecember 31, 2025. 3. Advisory vote to approve named executive officer compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Meeting or atany adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V62695-P26882 P26882TRUECAR, INC.Annual Meeting of StockholdersMay 22, 2025 8:30 AM Pacific TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Jantoon Reigersman and Jeffrey Swart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRUECAR, INC. that the stockholder(s)is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, PT on May 22, 2025, live via the Internet at www.virtualshareholdermeeting.com/TRUE2025 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side